                                                   Exhibit 10(b)


                  EQUIPMENT LEASING AGREEMENT

                 dated as of September 8, 1998

                            between

                     CCG TRUST CORPORATION,
                         as the Lessor

                              and

               KANSAS CITY POWER & LIGHT COMPANY,
                         as the Lessee


THIS IS COUNTERPART NO. 2 OF 5 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY
INTEREST IN THIS DOCUMENT MAY BE PERFECTED THROUGH THE POSSESSION
OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                        TABLE OF CONTENTS


     1.   Definitions; Construction. . . . . . . . . . . . . . .1

     2.   Agreement for Purchase and Lease of Equipment. . . . 10
          (a)  Purchase. . . . . . . . . . . . . . . . . . . . 10
          (b)  Lease . . . . . . . . . . . . . . . . . . . . . 10

     3.   Conditions Precedent . . . . . . . . . . . . . . . . 10

     4.   Delivery, Acceptance and Leasing of Equipment;
          Funding  . . . . . . . . . . . . . . . . . . . . . . 11
          (a)  Delivery, Acceptance and Leasing. . . . . . . . 11
          (b)  Funding . . . . . . . . . . . . . . . . . . . . 12
          (c)  Characterization. . . . . . . . . . . . . . . . 12

     5.   Term . . . . . . . . . . . . . . . . . . . . . . . . 12

     6.   Return of Equipment. . . . . . . . . . . . . . . . . 12

     7.   Basic Rent and Other Payments. . . . . . . . . . . . 14
          (a)  Basic Rent. . . . . . . . . . . . . . . . . . . 14
          (b)  Supplemental Payments . . . . . . . . . . . . . 15
          (c)  Method of Payment . . . . . . . . . . . . . . . 15

     8.   Net Lease. . . . . . . . . . . . . . . . . . . . . . 15

     9.   Use of Equipment; Compliance with Laws . . . . . . . 16

     10.  Maintenance and Repair of Equipment. . . . . . . . . 17

     11.  Replacements; Alterations: Modifications . . . . . . 17

     12.  Identification Marks; Inspection . . . . . . . . . . 18

     13.  Assignment and Subleasing; Quiet Enjoyment . . . . . 19
          (a)  By the Lessee . . . . . . . . . . . . . . . . . 19
          (b)  By the Lessor . . . . . . . . . . . . . . . . . 19
          (c)  Quiet Enjoyment . . . . . . . . . . . . . . . . 20

     14.  Liens. . . . . . . . . . . . . . . . . . . . . . . . 21

     15.  Loss, Damage or Destruction. . . . . . . . . . . . . 21

          (a)  Risk of Loss, Damage or Destruction . . . . . . 21
          (b)  Payment of Casualty Loss Value Upon an Event
               of Loss . . . . . . . . . . . . . . . . . . . . 21
          (c)  Substitution. . . . . . . . . . . . . . . . . . 22
          (d)  Application of Payments Not Relating to an
               Event of Loss . . . . . . . . . . . . . . . . . 23

     16.  Insurance. . . . . . . . . . . . . . . . . . . . . . 23

     17.  General Tax Indemnity. . . . . . . . . . . . . . . . 23

     18.  Indemnification. . . . . . . . . . . . . . . . . . . 27

     19.  No Warranties. . . . . . . . . . . . . . . . . . . . 29

     20.  Lessee's Representations and Warranties. . . . . . . 29

     21.  Events of Default. . . . . . . . . . . . . . . . . . 31

     22.  Remedies Upon Default. . . . . . . . . . . . . . . . 32

     23.  Lessor's Right to Perform for the Lessee . . . . . . 34

     24.  Late Charges . . . . . . . . . . . . . . . . . . . . 35

     25.  Further Assurances . . . . . . . . . . . . . . . . . 35

     26.  Notices. . . . . . . . . . . . . . . . . . . . . . . 35

     27.  Lessee's Renewal, Purchase and Sale Options. . . . . 35
          (a)  Lessee's Renewal Option . . . . . . . . . . . . 35
          (b)  Lessee's Purchase Option. . . . . . . . . . . . 36
          (c)  Third Party Sale of Equipment . . . . . . . . . 37
          (i)  Remarketing Obligations . . . . . . . . . . . . 37
          (ii) Sale of Equipment . . . . . . . . . . . . . . . 37

     28.  End-of-Term Rental Adjustment - Third Party Sale
          of Equipment . . . . . . . . . . . . . . . . . . . . 38

     29.  Covenants of the Lessee. . . . . . . . . . . . . . . 38
          (a)  Financial Information . . . . . . . . . . . . . 38
          (b)  Mergers, etc. . . . . . . . . . . . . . . . . . 39
          (c)  ERISA . . . . . . . . . . . . . . . . . . . . . 39
          (d)  ERISA Information . . . . . . . . . . . . . . . 39
          (e)  ERISA Notice. . . . . . . . . . . . . . . . . . 40
          (f)  Litigation. . . . . . . . . . . . . . . . . . . 40

     30.  Payment of Transaction Expenses. . . . . . . . . . . 40

     31.  Owner for Income Tax Purposes. . . . . . . . . . . . 40

     32.  Governing Law; Waiver of Jury Trial; Submission
          to Jurisdiction  . . . . . . . . . . . . . . . . . . 40

     33.  Miscellaneous. . . . . . . . . . . . . . . . . . . . 41

     34.  Registered Instrument. . . . . . . . . . . . . . . . 41

     SCHEDULE I -   NOTICE OF INFORMATION

     SCHEDULE II -  PRINCIPAL COMPONENT, UNAMORTIZED LEASE
                    BALANCE AND BASIC RENT PAYMENT

     SCHEDULE III - FORM OF PURCHASE AGREEMENT ASSIGNMENT

     EXHIBIT A -         FORM OF LEASE SUPPLEMENT

     EXHIBIT B -         FORM OF FUNDING NOTICE

                            EQUIPMENT LEASING AGREEMENT

          EQUIPMENT LEASING AGREEMENT dated as of September 8, 1998 (herein, as amended and supplemented from time to time, called "this Lease"), between CCG Trust Corporation, a Barbados corporation (together with its successors and permitted assigns herein called the "Lessor"), having its principal place of business at #1 Chelston Park, Collymore Rock, St. Michael, Barbados, West Indies, and KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (together with its successors and permitted assigns herein called the "Lessee"), having its principal place of business at 1201 Walnut Street, Kansas City, Missouri 64106.

          In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

          1.   Definitions; Construction.

               (a) Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

          "AAR" means the Association of American Railroads or any successor thereto.

          "Acceptance Date" for any Item of Equipment means the date on which the Lessee has unconditionally accepted such Item for lease hereunder, as evidenced by the Lessee's execution and delivery of a Lease Supplement for such Item dated such date.

          "Acquisition Cost" of each Item of Equipment means an amount as reflected on Schedule II to the Lease Supplement equal to one-hundred one percent (101%) of the total cost paid by the Lessor to the Manufacturer for such Item.

          "Affected Party" means the Lessor or any of its successors and permitted assigns.

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

          "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings actually realized and the present value (discounted at the then-prevailing Applicable Rate) of any tax savings projected to be actually realized by the recipient as a result of, in the case of a cash basis taxpayer, the payment, or, in the case of an accrual taxpayer, the accrual of the amount in respect of which the indemnity payment is being made and in respect of the indemnity amount) with respect to the receipt or accrual by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

          "Applicable Law" shall mean all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, interpretations, licenses and permits of any Governmental Authority (including the DOT, the FRA and the AAR Interchange Rules) and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

          "Applicable Rate" means a per annum rate equal to 6.09% per annum (calculated on the basis of a 30-day month and a 360-day year).

          "Appraisal" means, with respect to any Item, an appraisal of the Fair Market Sales Value of such Item.

          "Assignee" shall have the meaning given to such term in
     Section 13(b) hereof.

          "Basic Rent" means the rent payable for each Item of Equipment during (i) the Basic Term thereof pursuant to Section 7(a) hereof and (ii) each Renewal Term thereof (if this Lease is renewed) pursuant to Section 27(a) hereof.

          "Basic Term" for each Item of Equipment means the period commencing on the Basic Term Commencement Date and ending on the first anniversary of such date unless extended by a Renewal Term or earlier terminated in accordance with the provisions hereof.

          "Basic Term Commencement Date" for each Item of Equipment means the Acceptance Date.

          "Business Day" means any day other than a day on which banking institutions in the State of New York, Barbados, West Indies, or the State of Missouri are authorized or required by law to close.

          "Casualty Loss Value" with respect to any Item of Equipment as of the Casualty Loss Value Payment Date with respect to such Item means an amount determined by multiplying the Acquisition Cost of such Item of Equipment by the percentage set forth opposite such Casualty Loss Value Payment Date on Schedule I attached to the Lease Supplement for such Item.

          "Casualty Loss Value Payment Date" with respect to any Item of Equipment shall mean the earlier of (i) the day that is 90 days after the date of the Event of Loss applicable to such Item or
     (ii) the Rent Payment Date next following the date of the Event of Loss applicable to such Item (or the last day of the Term, if sooner) and shall be as set forth in the Schedule of Casualty Loss

     Values attached to the Lease Supplement for such Item but in no event shall the Casualty Loss Value Payment date be sooner than the first to occur of (a) receipt of the insurance proceeds or (b) 45 days after the date of the Event of Loss.

          "Change in Withholding Tax Law" means (A) the enactment of any amendment to the Code or the enactment of any other United States Federal statute relating to Federal income tax regarding withholding requirements for interest paid to non-United States entities, (B) the adoption of any regulation to the Code, or any amendment of any regulation to the Code, in temporary or final form (that is, in a form that is effective) regarding withholding requirements for interest paid to non-United States entities,
     (C) the entry into force of any new income tax convention to which the United States is a party or any amendment or supplement to, or revocation of, any income tax convention to which the United States is a party regarding withholding requirements for interest paid to non-United States entities.

          "Closing Date" means the date of the execution and delivery of this Lease by the parties hereto.

          "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any comparable successor law.

          "Commitment Amount" means $12,710,071.20 plus the amounts described in the definition of Transaction Expenses in an aggregate maximum amount not to exceed that Maximum Acquisition Cost.

          "Default" means any condition or event that after notice or lapse of time or both would constitute an Event of Default.

          "Disclosure Documents" means the Lessee's (i) Annual Report on Form 10-K for the year ended December 31, 1997, and
     (ii) Quarterly Report on Form 10-Q for the quarter ended June 30,
     1998.

          "DOT" means the U.S. Department of Transportation or any successor thereto.

          "Equipment" means the Freight Car Services, Inc. aluminum gondola railcars of the type(s) described on each consecutively numbered Lease Supplement and leased or to be leased by the Lessor to the Lessee hereunder, together with any and all accessions, additions, improvements, appliances, parts, instruments, appurtenances, accessories, furnishings, replacements and other equipment of whatever nature from time to time incorporated or installed therein which are or become the property of the Lessor pursuant to the terms of this Lease.

          "Equipment Documents" means the disclosure materials related to the description and specifications of the Equipment, as such documents may be amended or supplemented from time to time provided to the Lessor by the Lessee, and identified as such by the parties hereto on the Closing Date.

          "Estimated Residual Value" for any Item of Equipment means the amount obtained by multiplying (a) the percentage set forth in the Lease Supplement for such Item under the caption "Estimated Residual Value Percentage" applicable to the Basic Term or Renewal Term then ending, by (b) the Acquisition Cost for such Item.

          "Event of Default" means any of the events referred to in
     Section 21 hereof.

          "Event of Loss" with respect to any Item of Equipment means (except as caused by the Lessor's gross negligence or willful misconduct, other than any such negligence or misconduct as may be imputed to Lessor solely by reason of its interest in the Equipment) (i) the permanent loss of such Item of Equipment,
     (ii) unless the Lessee has irrevocably exercised its purchase option as to that Item under Section 27(b) hereof or the Lessee has irrevocably exercised its sale option as to that Item under
     Section 27(c) hereof, the loss of the use of such Item of Equipment due to theft or disappearance for a period in excess of 90 days or the remainder of the then applicable Term, whichever is less, (iii) the destruction, the determination that such Item of Equipment is damaged beyond repair, or rendition of such Item of Equipment permanently unfit for normal use for any reason whatsoever, (iv) the condemnation, confiscation, seizure, or requisition of title to such Item of Equipment by any Governmental Authority under the power of eminent domain or otherwise, (v) the confiscation, condemnation, seizure of or requisition of use of such Item of Equipment by any Governmental Authority other than the United States (which shall only be an Event of Loss if continuing at the end of the then-applicable Term) for a period in excess of 360 days (or the remainder of the then-applicable Term, whichever is less), (vi) the use of such Item of Equipment shall have been prohibited in interstate commerce for a continuous period in excess of the lesser of 360 days or the balance of the then-applicable Term as a result of any rule, regulation or order of, or other action by, the U.S. government or any agency or instrumentality thereof or (vii) damage to such Item or any part thereof or any other event that results in an insurance settlement on the basis of a total loss or constructive or compromised total loss.

          "Expenses" shall mean liabilities, obligations, losses (excluding loss of anticipated profits, provided that such exclusion shall not affect Lessor's right to any Make Whole Amount required to be paid under this Lease), damages, claims, actions, suits, judgments, fees, charges (including demurrage charges), penalties and costs, expenses and disbursements (including reasonable out-of-pocket legal fees and expenses) of any kind and nature whatsoever.

          "Fair Market Sales Value" means, with respect to any Item, the amount that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Item based on the actual condition of such Item.

          "FRA" means the Federal Railroad Administration or any successor thereto.

          "Funding" means the payment of the aggregate Acquisition Cost for all Items of Equipment covered by the initial Lease
     Supplement.

          "Funding Date" means the date on which the Funding occurs.

          "Funding Notice" is defined in Section 4(b) hereof.

          "Governmental Authority" shall mean any Federal, state, county, municipal or regional governmental authority, agency, board, body, instrumentality or court (including the DOT and AAR).

          "[I]ncluding" means including, without limitation.

          "Indemnified Party" is defined in Section 18 hereof.

          "Internal Revenue Service" means the United States Internal Revenue Service or any Successor agency or regulatory authority.

          "Item of Equipment or "Item" means one of the units of Equipment more specifically described in a Lease Supplement and leased to the Lessee hereunder, together with the related appurtenances, additions, improvements, equipment and replacements thereto.

          "Lease Supplement" means a Lease Supplement substantially in the form attached hereto as Exhibit A, to be executed by the Lessor and the Lessee with respect to the Items of Equipment covered thereby as provided in Section 4 hereof, evidencing that each such Item is leased hereunder.

          "Lessee" is defined in the preamble of this Lease.

          "Lessor" is defined in the preamble of this Lease.

          "Lien" means liens, mortgages, encumbrances, pledges, claims, leases, charges and security interests of any kind.

          "Make Whole Amount" means, as of the date of any purchase option pursuant to Section 27(b) hereof, the excess, if any, of
     (i) the present value, as of such date of purchase, of the remaining Principal Components and Interest Components with respect to such Item that, but for such purchase, would have been payable under this Lease on the Rent Payment Dates after such purchase over (ii) the purchase aggregate Unamortized Lease Balance remaining to be paid under this Lease with respect to such item. Such present value shall be determined by discounting the amounts of such installments semi-annually from their respective payment dates to the date of purchase at a rate equal to the Treasury Rate (as defined below) plus 0.50% per annum. "Treasury Rate" with respect to the Make Whole Amount means the weekly average of the yield on a hypothetical United States Treasury security with a constant maturity matching the remaining average life to maturity of such Principal Component. The hypothetical Treasury security is to be derived by referring to the most recently available information (by not more than ten (10) nor less than five (5) Business Days preceding the date of the purchase) contained in the Federal Reserve Board's Statistical Release
     H.15 (519) (or its successor publication). If there is a Treasury constant maturity listed in said Federal Reserve Release H.
     15 (519) with a maturity equal to the then-remaining average life to maturity of such Principal Component then the yield on such Treasury security shall be the Treasury Rate. If no such Treasury constant maturity exists, then the weekly average yield on such Treasury security shall be linearly interpolated from the weekly average yields on (a) the Treasury security with constant maturity closest to and greater than the then-remaining average life to maturity of such Principal Component and (b) the Treasury security with a constant maturity closest to and less than the then-remaining average life to maturity of such Principal Component. If there shall be no Treasury security with a constant maturity less than the then-remaining average life to maturity on such Principal Component, then the Treasury Rate shall mean the weekly average yield on the Treasury security with the shortest Treasury constant maturity. If said Federal Reserve Release
     H.15 (519) or a successor publication refers to no applicable yield on Treasury securities, then the Treasury Rate shall be determined in any manner mutually acceptable to the Lessor and the Lessee.

          "Manufacturer" means, with respect to each Item of Equipment, the manufacturer or supplier thereof specified in the Lease Supplement with respect to such Item.

          "Maximum Acquisition Cost" means $12,837,171.91.

          "Maximum Lessee Risk Amount" for any Item of Equipment shall mean the percentage set forth in the Lease Supplement for such Item under the caption "Maximum Lessee Risk Percentage" applicable to the Basic Term or any Renewal Term then ending, multiplied by the Acquisition Cost for such Item.

          "Maximum Lessor Risk Amount" for any Item of Equipment shall mean the percentage set forth in the Lease Supplement for such Item under the caption "Maximum Lessor Risk Percentage" applicable to the Basic Term or any Renewal Term then ending, multiplied by the Acquisition Cost for such Item.

          "Maximum Term" for each Item of Equipment shall mean the twentieth anniversary of the Closing Date.

          "Multiemployer Plan" shall have the meaning assigned to the term "multiemployer plan" in Section 3(37) of ERISA.

          "Net Proceeds of Sale" is defined in Section 28.

          "1935 Act" means the Public Utility Holding Company Act of 1935, as amended.

               "Permitted Liens" shall mean:

               (a)(i) any rights in favor of the Lessor or any Assignee under the Lease and the related documents and (ii) any rights of any Persons entitled to use of the Equipment in accordance with this Lease;

               (b) any Lien on the Lessee's rights in this Lease and Lessee's interest in the Equipment contained in mortgages granted by the Lessee which cover after acquired property of the Lessee and which otherwise subject all or substantially all of the Lessee's assets to such mortgage, provided that any such Lien on the Equipment is subordinate to and does not adversely affect Lessor's interest in the Equipment under this Lease, and in connection therewith Lessee warrants that no one other than Lessor has made any filing with the Surface Transportation Board or the Interstate Commerce Commission covering any of the Equipment subject to this Lease (except for Freight Car Services, Inc. whose filing is being terminated contemporaneously herewith), and in the event that the mortgagee under any of Lessee's mortgages claims that it has an interest in such Equipment which is superior to Lessor's interest therein, such claim shall constitute an Event of Default under
               Section 21(c) of this Lease;

               (c)  any Lien (including Liens of landlords,
               carriers, warehousemen, mechanics or materialmen) in favor of any Person securing payment of the price of goods or services provided in the ordinary course of business for amounts the payment of which is not overdue or is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of one or more Items of Equipment or any part thereof and such proceedings do not involve any material risk of civil lability to Lessor or any risk of criminal liability to Lessor (other than minor fines which do not adversely affect Lessor);

               (d) any Lien arising out of any act of, or any failure to act by, or any claim (including any claim for taxes) against, the Lessor, any Assignee or any of their Affiliates which is either not required to be indemnified by Lessee under this Lease or unrelated to the transactions contemplated by this Lease or any Lien arising out of any breach by the Lessor, any Assignee or any of their Affiliates of their obligations under this Lease or any related documents;

               (e) any Lien for taxes, assessments or other governmental charges which are not delinquent or the validity of which is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of one or more Items of Equipment or any part thereof and such proceedings do not involve any material risk of civil liability to Lessor or any risk of criminal liability to Lessor (other than minor fines which do not adversely affect Lessor); and

               (f) attachments, judgments and other similar Liens arising in connection with court proceedings, provided that within ninety (90) days of the attachment thereof (or fifteen (15) days prior to any execution or sale pursuant thereto), the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of one or more Items of Equipment or any part thereof and such proceedings do not involve any material risk of civil liability to Lessor or any risk of criminal liability to Lessor (other than minor fines which do not adversely affect Lessor).

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or Governmental Authority.

          "Plan" shall mean (a) with respect to the Lessee, any plan described in Section 3(3) of ERISA under which the Lessee or any ERISA Affiliate of the Lessee has any liability, and (b) with respect to any other person, any employee benefit plan or other plan established or maintained by such person for the benefit of such person's employees and to which Title IV of ERISA applies.

          "Remarketing Period" shall have the meaning given to such term in Section 27(c) hereof.

          "Renewal Term" for any Item of Equipment, means each one year period (not to exceed nineteen consecutive one year periods) following the end of the Basic Term for such Item with respect to which the Lessee has the option to renew this Lease pursuant to
     Section 27(a) hereof. Notwithstanding anything to the contrary which may be contained in this Lease, the Basic Term of this Lease with respect to any Item of Equipment shall in no event exceed the Maximum Term.

          "Rent Payment Date" shall mean March 8, 1999, and each six-month anniversary of such date through the Term of the Lease.

          "Rental Period" for each Item of Equipment means
     (i) initially, the period commencing on the Funding Date for the applicable Lease Supplement and ending on the immediately succeeding Rent Payment Date and (ii) thereafter, each period beginning on the first day after the last day of the preceding Rental Period and ending on the next succeeding Rent Payment Date.

          "Responsible Officer" means, with respect to the subject matter of any covenant, agreement or obligation of any Person contained herein in the related transaction documents, the President, any Vice President, the Chief Financial Officer or the Treasurer who, in the normal performance of such person's operational responsibility, would have knowledge of such matter and the requirements with respect thereto.

          "SEC" means the United States Securities and Exchange
     Commission or any successor agency or regulatory authority.

          "Supplemental Payments" means without duplication all amounts, liabilities and obligations which the Lessee assumes or agrees to pay hereunder to the Lessor or others, including payments of Casualty Loss Value and any indemnities that may become payable by the Lessee hereunder, but excluding Basic Rent.

          "Tax Indemnitee" is defined in Section 17 hereof.

          "Term" means the full term of this Lease with respect to any Item of Equipment, including the Basic Term and each Renewal Term (if any).

          "Termination Date" for any Item of Equipment, means the last day of the Basic Term of such Item, or if the Term of such Item has been renewed pursuant to Section 27(a) or 27(d), the last day of the Renewal Term of such Item.

          "Transaction Expenses" means all costs and expenses incurred in connection with the preparation, execution and delivery of this Lease and the transaction documents and the transactions contemplated thereby including:

               (a) the reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel of the Lessor in connection with the negotiation and documentation of this Lease and the transactions contemplated hereby; and

               (b)  any and all taxes and fees incurred in
               recording, registering or filing this Lease, any Lease Supplement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the transaction documents.

          "Unamortized Lease Balance" means the sum reflected on
     Schedule II to this Lease for the relevant date of determination.

          "Western Resources Merger Transaction" means, collectively, the mergers and related transactions contemplated by the Amended and Restated Plan of Merger, dated as of March 18, 1998, by and among Western Resources, Inc., Kansas Gas & Electric Company, NKC, Inc. and the Borrower.

               (b) Construction. The words "this Lease", "herein", "hereunder", "hereof" or other like words mean this Equipment Leasing Agreement (including each schedule, exhibit, and other attachment), as from time to time supplemented and amended.

          2.   Agreement for Purchase and Lease of Equipment.

               (a) Purchase. Subject to the terms and conditions of this Lease, on the Funding Date the Lessor shall purchase the Items of Equipment listed on the initial Lease Supplement for the aggregate Acquisition Cost specified in such Lease Supplement. The Lessor will pay the invoiced cost of the Equipment to the Manufacturer and the remainder of the Acquisition Cost to the Persons entitled to such payments as part of Transaction Expenses by wire transfer of immediately available funds to such account in the United States as designated in writing to the Lessor at least two Business Days prior to the Funding Date.

               (b) Lease. Subject to, and upon all of the terms and conditions of this Lease, the Lessor hereby agrees to lease to the Lessee and the Lessee hereby agrees to lease from the Lessor each Item of Equipment listed on a Lease Supplement for the Term with respect to such Item. Provided that no Event of Default has occurred and is continuing hereunder, neither the Lessor or any Assignee, nor anyone claiming through or under the Lessor or any Assignee, shall cause or allow any Lien attributable to it to exist or arise against any of the Equipment (except for Permitted Liens (other than those described in (d) of the definition of Permitted Liens) and Liens which are required to be removed by Lessee under the terms of this Lease) or interfere with the Lessee's quiet enjoyment and use of any Item of Equipment by the Lessee (or any permitted transferee from the Lessee) during the Term therefor, except as otherwise expressly permitted hereunder.

          3. Conditions Precedent. The Lessor shall have no obligation to purchase any Item of Equipment nor to lease the same to the Lessee unless each of the following conditions are fulfilled to the satisfaction of the Lessor on or prior to the Funding Date:

               (a)  this Lease shall have been executed and
               delivered by the parties hereto, and no Default or Event of Default shall have occurred and be continuing;

               (b) no material adverse change in the financial condition of the Lessee which, in the Lessor's reasonable opinion, would impair the ability of the Lessee to pay and perform its obligations under this Lease has occurred, except as expressly contemplated and disclosed under the Disclosure Documents, since the date of the Disclosure Documents;

               (c) such Item of Equipment shall be free from all damage and be acceptable to the Lessor, and free and clear of all Liens, other than any Permitted Lien;

               (d)  [Intentionally Omitted];

               (e) after giving effect to such purchase, the aggregate Acquisition Cost of all Equipment subject to this Lease shall not exceed the Maximum Acquisition Cost;

               (f) the Lessor shall have received an invoice or a bill of sale for such Item of Equipment from the Manufacturer thereof, approved for payment by the Lessee, showing the Lessor as the purchaser of such Item;

               (g)  the Lessor shall have received a Lease
               Supplement for such Item, duly executed by the Lessee, and dated the Acceptance Date for such Item;

               (h)  a memorandum of this Lease and the Lease
               Supplement covering such Item, shall have been duly filed with the Surface Transportation Board of the DOT and Uniform Commercial Code financing statements covering such Item in form and substance satisfactory to Lessor shall have been filed in such jurisdictions as may be necessary or appropriate;

               (i) the Lessor shall have received a copy of resolutions of the Lessee's board of directors authorizing the execution, delivery and performance by the Lessee of this Lease;

               (j)  the Lessor shall have received a fully executed
               Funding Notice with respect to the initial Lease Supplement;


               (k) if the Funding Date does not occur on the date hereof, the Lessor shall have received a certificate from the Lessee (executed on its behalf by a Responsible Officer of the Lessee) to the effect that the representations and warranties of the Lessee contained herein shall be true and correct on and as of the Funding Date with the same effect as though made on and as of the Funding Date;

               (l) the Lessor shall have received certificates of insurance, loss payable endorsements and other evidence that the Lessee has complied with the provisions of Section 16; and

               (m) the Lessee and the Lessor shall have executed and delivered the Purchase Agreement Assignment in substantially the form of Schedule III hereto.

          4.   Delivery, Acceptance and Leasing of Equipment;
     Funding.

               (a) Delivery, Acceptance and Leasing. The Lessor shall not be liable to the Lessee for any failure or delay in obtaining any Item of Equipment or making delivery thereof. Forthwith upon delivery of each Item of Equipment to the Lessee, the Lessee or its agents will promptly inspect such Item, and unless the Lessee gives the Lessor prompt written notice of any defect in or other proper objection to such Item, the Lessee shall promptly upon completion of such inspection execute and deliver to the Lessor a Lease Supplement for such Item, dated the Acceptance Date of such Item. The execution by the

               Lessor and the Lessee of a Lease Supplement for an Item of Equipment shall (a) evidence that such Item is leased under, and is subject to all of the terms, provisions and conditions of, this Lease, and (b) constitute the Lessee's unconditional acceptance of such Item for all purposes of this Lease.

               (b) Funding. The Funding shall be made on notice from the Lessee to the Lessor received by the Lessor not later than two Business Days prior to the proposed Funding Date; provided, however, that (i) the Funding shall be for an aggregate Acquisition Cost equal to the Commitment Amount with respect to the initial Lease Supplement or such lesser amount which shall be acceptable to the Lessee and the Lessor, and (ii) the aggregate of all Acquisition Costs paid for by the Lessor, after giving effect to the Funding, shall not exceed the Maximum Acquisition Cost. The notice of Funding shall be in the form of Exhibit B (each a "Funding Notice"), and shall specify the date of the proposed Funding, the aggregate Acquisition Cost for the Items covered by the initial Lease Supplement (including Transaction Expenses) to be funded on such date and the list of Equipment to be funded by the Lessor on such date, and shall be accompanied by the Manufacturer's invoices and/or bills of sale for the Equipment to be funded.

               (c) Characterization. As further described herein, the Lessee and the Lessor hereby agree to treat the arrangement created pursuant to this Lease as a financing or conditional sale for Federal income tax purposes.

          5. Term. The Basic Term for each Item of Equipment shall commence on the Basic Term Commencement Date thereof and, unless this Lease is sooner terminated with respect to such Item (or all Equipment) pursuant to the provisions hereof, shall end on the last day of the Basic Term thereof, as specified in the applicable Lease Supplement, or if this Lease is renewed with respect to such Item pursuant to Section 27(a) hereof, on the last day of the last Renewal Term thereof or if this Lease is extended with respect to such Item pursuant to Section 27(d) hereof, for one or more Additional Terms as specified therein.

          6. Return of Equipment. Upon the expiration or earlier termination of the Term with respect to each Item of Equipment (unless the Lessee has exercised its purchase option with respect thereto pursuant to Section 27(b) hereof or a third party sale thereof has been consummated on the Termination Date with respect thereto pursuant to Section 27(c) hereof), the Lessee will, at its expense, surrender and deliver possession of each Item of Equipment to the Lessor or the Lessor's agent on the Termination Date at such location(s) in the continental United States, no greater than fifty (50) miles from Kansas City, Missouri or in route between Lessee's facilities and the Powder River Basin in Wyoming as shall be designated by the Lessor (not to exceed two
     (2) locations) in writing at least sixty (60) days prior to the termination or expiration of the applicable Term or in the absence of such designation, at the then location of each such Item. At the time of such return to the Lessor, each Item of Equipment (and each part or component thereof) shall:

               (a) be in as good condition, state of repair, and appearance as when delivered to the Lessee hereunder, ordinary wear and tear excepted, and not in immediate need of any further repair or reconditioning,

               (b) comply with all laws and rules referred to in Sections 9 and 10 hereof, shall have been maintained in accordance with the terms of this Lease (and all modifications or alterations of such Equipment that were undertaken prior to the Termination Date shall have been fully accomplished and completed), and no Default or Event of Default shall have occurred and be continuing hereunder,

               (c)  conform to and comply with all applicable
               Governmental Authority (including DOT and FRA) safety rules and regulations (without exemption, waiver or deferment),

               (d) be suitable for interchange under the rules and regulations of the AAR and FRA, to the extent the Equipment was originally designed and approved, provided that the Lessee shall not be required to make any modifications which would not be required of the Lessee if the Lessee were to continue to operate the Equipment,

               (e)(i)     have attached or  affixed thereto any
               addition, modification or improvement considered an accession thereto as provided in Section 11 hereof,
               (ii) have removed therefrom in a workmanlike manner if so requested by the Lessor or any Assignee at the Lessee's expense any addition, modification or improvement which, as provided in Section 11 hereof, is owned by the Lessee, and
               (iii) have removed therefrom, or painted over, in either case in a workmanlike manner, any insignia or marking permitted pursuant to Section 12 hereof,

               (f)  be suitable for hauling coal,

               (g) be free from all material accumulations or deposits from commodities transported in or on it while in the service of the Lessee and be free of corrosion, ordinary wear and tear excepted,

               (h) shall not have any missing or damaged parts or any structural or mechanical damage on any surface or device, ordinary wear and tear excepted, and

               (i) be free and clear of all Liens, other than the Permitted Liens specified in clause (a)(i) or clause (d) of the definition thereof.

          The Lessee shall pay for any repairs necessary to restore any Item of Equipment to the condition required by this Lease.

          For the purpose of delivering possession of any Items of Equipment as above required, the Lessee shall at its own cost, expense and risk:

                    (i) forthwith and in the usual manner (including, to the extent legally required by Applicable Law, to protect the Lessor's or any Assignee's interest in the Items of Equipment) give prompt electronic and written notice to all railroads to which any Items of Equipment have been interchanged or which may have possession thereof to return the Items of Equipment and place such Items of Equipment upon such storage tracks along the rail routes then used by the Lessee in the ordinary usage of the Equipment as the Lessor reasonably may designate;

                    (ii) if requested by Lessor, cause such Items of
                         Equipment to be stored on such tracks at the risk of the Lessee without charge to the Lessor or any Assignee for insurance, rent or storage until all such Items of Equipment have been sold, leased or otherwise disposed of by the Lessor for a period not to exceed thirty (30) days after the Termination Date; and

                  (iii) deliver to the Lessor, if requested, all manuals and inspection, modification, overhaul and maintenance records applicable to such Items of Equipment (which records may exclude the cost of repairs, maintenance, modifications and overhauls).

          During any storage period, the Lessee will maintain and keep the Items of Equipment in the manner set forth in Section 10 hereof and permit the Lessor or any Person designated by it, including the authorized representative or representatives of any prospective purchaser, lessee or other user of any Items of Equipment, to inspect the same during normal business hours at such inspector's own risk, cost and expense.

          Until the Equipment has been returned to the Lessor in the condition and as otherwise provided in this Section 6 hereof, purchased under Section 27(b) hereof or sold under Section 27(c) hereof, the Lessee shall continue to pay the Lessor rent at a per diem rate equal to the daily equivalent of the Basic Rent that was payable on the last Rent Payment Date until such Items of Equipment are returned to the Lessor; provided that during such holdover period, the Lessee shall use its best efforts to secure the return of the Equipment as required under this Section 6. Lessee shall pay all rent payable pursuant to this Section 6 on a monthly basis, with all amounts being paid within thirty (30) days after all Items of Equipment have been returned to Lessor in accordance with this Section 6, in each case after Lessee has received from Lessor an invoice for such amount. The provision for payment pursuant to this Section 6 shall not be in abrogation of the Lessor's right under this Section 6 to have such Equipment returned to it hereunder.

          7.   Basic Rent and Other Payments.

               (a) Basic Rent. The Lessee hereby agrees to pay to the Lessor Basic Rent semi-annually, in arrears, for each Item of Equipment during the Basic Term thereof on each Rent Payment Date during the Basic Term in the respective amounts set forth opposite such Rent Payment Date on Schedule II hereto.

               (b) Supplemental Payments. The Lessee also agrees to pay to the Lessor, or to whomsoever shall be entitled thereto as expressly provided herein, all Supplemental Payments, promptly as the same shall become due and owing, and in the event of any failure on the part of the Lessee so to pay any such Supplemental Payment hereunder, the Lessor shall (except as otherwise specified herein) have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent.

               (c) Method of Payment. All payments of Basic Rent and Supplemental Payments required to be made by the Lessee to the Lessor shall be made by wire transfer of immediately available funds no later than 12:00 noon, New York time, to such account of the Lessor as specified on Schedule I hereto (or such other account as Lessor may hereafter designate in writing to Lessee). If the date that any payment of Basic Rent is due is other than a Business Day, the payment of Basic Rent otherwise payable on such date shall be payable on the next succeeding Business Day with no adjustment to the payment amount. In the event of any assignment to an Assignee pursuant to Section 13(b) hereof in accordance with
               Section 34, all payments which are assigned to such Assignee, whether Basic Rent, Supplemental Payments or otherwise, shall be paid by wire transfer of immediately available funds to an account designated by the Person entitled to receipt thereof.

          8. Net Lease. This Lease is a net lease. Except as may otherwise be provided for in this Lease, the Lessee acknowledges and agrees that the Lessee's obligations to pay Basic Rent for all Equipment leased hereunder, and to pay all Supplemental Payments payable hereunder shall be unconditional and irrevocable under any and all circumstances, shall not be subject to cancellation, termination, modification or repudiation by the Lessee, and shall be paid and performed by the Lessee without notice or demand and without any abatement, reduction, diminution, setoff, or recoupment whatsoever, including any abatement, reduction, diminution, setoff, or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which the Lessee may have against the Lessor, any Assignee, any Manufacturer of the Equipment or any Item thereof, or any other Person for any reason whatsoever, or any defect in the Equipment or any Item thereof, or the condition, design, operation or fitness for use thereof, any damage to, or any loss or destruction of, the Equipment or any Item thereof, or any Liens or rights of others with respect to the Equipment or any Item thereof, or any prohibition or interruption of or other restriction against the Lessee's use, operation or possession of the Equipment or any Item thereof, for any reason whatsoever, or any interference with such use, operation or possession by any Person or entity, or any default by the Lessor in the performance of any of its obligations herein contained, or any other indebtedness or liability, howsoever and whenever arising, of the Lessor, or of any Assignee, or of the Lessee to any other Person, or by reason of insolvency, bankruptcy or similar proceedings by or against the Lessor, any Assignee or the Lessee, or for any other reason whatsoever, whether similar or dissimilar to any of the foregoing, any present or future law to the contrary notwithstanding; it being the intention of the parties hereto that all Basic Rent and Supplemental Payments payable by the Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease. However, nothing in this Section 8 shall prevent the Lessee from separately pursuing any rights it might have against the Lessor or any other Person. Notwithstanding the foregoing, this Lease is intended to and shall be construed as an operating lease for financial accounting purposes. If this Lease is determined not to be a true lease for purposes of the Uniform Commercial Code, Lessee's interest in the Equipment shall serve as security for the obligations of the Lessee hereunder.

          9. Use of Equipment; Compliance with Laws. The Lessee agrees that the Equipment will be used and operated solely in the conduct of its business or as otherwise provided by Section 13(a) hereof and in compliance with any and all applicable insurance policy terms, conditions, and provisions for the insurance required by Section 16 hereof and with all Applicable Laws of any Governmental Authority applicable to the use and operation of the Equipment, including the AAR Interchange Rules, the rules and regulations of the FRA, the DOT and the Surface Transportation Board, and environmental, noise and pollution laws (including notifications and reports); provided, however, that the Lessee shall not be obligated to so comply with laws, rules or regulations (i) whose application or validity is being contested diligently and in good faith by appropriate proceedings, so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of one or more Items of Equipment or any part thereof and such proceedings do not involve any material risk of civil liability to Lessor or any risk of criminal liability to Lessor (other than minor fines which do not adversely affect
     Lessor and which are indemnified for by Lessee), (ii) compliance with which shall have been excused or exempted (subject to Section 6(c)) by a nonconforming use permit, waiver, extension or forbearance exempting it from such laws, rules or regulations,
     (iii) if failure to comply shall impose no material risk of civil liability or any risk of criminal lability on the Lessor (other than minor fines which do not adversely affect Lessor and which are indemnified for by Lessee), or (iv) if failure of compliance would impose no additional liability on the Lessor or adverse consequences of the Lessor's rights under this Lease or its interest in the Equipment. The Equipment shall in no event be used or located outside of the continental limits of the United States, Canada, Mexico and Alaska unless at least thirty (30) days' prior written notice of such use or location is provided to Lessor, Lessor shall have consented thereto and all filings, recordings, deposits, or giving of notice necessary to protect the rights of the Lessor in or to the Lease and the Equipment shall have been made, such consent not to be unreasonably withheld; provided, however, Lessee shall give Lessor thirty (30) days' notice prior to first operating the Equipment in Canada and, in connection therewith, Lessee shall execute and deliver to Lessor all documents Lessor may reasonably request to protect the rights of Lessor in or to this Lease and the Equipment. The Lessee shall not use any Item of Equipment, or permit any Item of Equipment to be used, for the transportation or storage of any substance which is any substance which is specifically listed or designated as "oil" under Section 1001 of the Oil Pollution Act of 1990 and which is subject to the provisions of that Act or which is categorized as, or required to be labeled as, "poison" or "poisonous", "explosive" or "radioactive" (or any categories or labels substituted for such categories or labels as in effect on the day hereof) under 49 CFR 171 or other applicable Federal rules in effect from time to time regulating the transportation of hazardous or toxic materials, including nuclear fuels, radioactive products, asbestos, PCB's or nuclear wastes, nor will the Lessee permit the Equipment to engage in any unlawful trade or violate any law or carry any unlawful cargo that will expose the Equipment to penalty, forfeiture or capture.

          10. Maintenance and Repair of Equipment. The Lessee agrees, at its own cost and expense, to keep, repair, maintain and preserve the Equipment in good order and operating condition, and in compliance with such maintenance and repair standards, ordinary wear and tear excepted, as set forth in the applicable AAR and FRA rules and regulations and as otherwise may be required to enforce warranty claims against each Manufacturer of each Item of Equipment, and except as otherwise permitted by Section 9 hereof but subject to Section 6 hereof) in compliance with all Applicable Laws relating to the maintenance and condition of the Equipment, including environmental, noise and pollution laws and regulations (including notifications and reports), and suitable for interchange under the rules of the AAR, to the extent the Equipment was originally designed and approved and with all lawful rules of the DOT, the Surface Transportation Board and any other legislative, executive, administrative or judicial body exercising any power or jurisdiction over the Equipment, to the extent that such laws and rules affect the title, operation, maintenance or use of the Equipment, and in the event that such laws or rules require any alteration, replacement or addition of or to any part on any Equipment the Lessee will conform therewith at its own expense. The Lessee agrees to prepare and deliver to the Lessor and any Assignee within a reasonable time prior to the required date of filing (or, to the extent permissible, file on behalf of the Lessor and any Assignee) any and all reports (other than income and franchise tax returns and those required under banking and similar laws) to be filed by the Lessor or any Assignee with any Federal or state regulatory authority by reason of the ownership by the Lessor or any Assignee of the Items of Equipment or the leasing thereof to the Lessee. The Lessee agrees to maintain all records, logs and other materials required by the AAR or DOT, or any other Governmental Authority having jurisdiction over the Items of Equipment or the Lessee, to be maintained in respect of each Item of Equipment. The Lessee shall, at its own cost and expense, supply the necessary power and other items required in the operation of the Equipment. The Lessee hereby waives any right now or hereafter conferred by law to make repairs on the Equipment at the expense of the Lessor.

          11. Replacements; Alterations: Modifications. ln case any Item of Equipment (or any equipment, part or appliance therein) is required to be altered, added to, replaced or modified in order to comply with any Applicable Laws or pursuant to Section 9 or 10 hereof (each, a "Required Alteration"), the Lessee agrees to make such Required Alteration at its own expense and the same shall immediately become subject to the terms of this Lease. The Lessee or any permitted sublessee may make any optional alteration to any Item of Equipment (each, an "Optional Alteration") provided such Optional Alteration does not impair the condition, value, use or remaining useful life of such Item of Equipment. In the event such Optional Alteration (i) is readily removable without causing material damage to the Item of Equipment, (ii) is not a part, item of equipment or appliance which replaces any part, item of equipment or appliance originally incorporated or installed in or attached to such Item of Equipment on the Acceptance Date therefor or any part, item of equipment or appliance in replacement of or substitution for any such original part, item of equipment or appliance, and (iii) is not a Required Alteration, so long as no Default or Event of Default shall have occurred and be continuing, the Lessee may, as its sole cost and expense, remove such Optional Alteration. Upon the removal thereof as provided above, such Optional Alteration shall no longer be deemed subject to this Lease or part of the Equipment from which it was removed. Any Optional Alteration not removed as above provided prior to the return of the Equipment to the Lessor hereunder shall remain the property of the Lessor. The Lessee agrees that, within thirty days after the Lessor so requests (but not more frequently than once per year), the Lessee will give written notice to the Lessor describing, in reasonable detail, the Required Alterations and specifying the cost thereof with respect to each Item of Equipment and the date or dates when made. Any parts installed or replacements made by the Lessee upon any Item of Equipment pursuant to its obligation to maintain and keep the Equipment in good order, operating condition and repair under Section 10 hereof shall be considered accessions to such Item of Equipment and a security interest therein shall be immediately vested in the Lessor. Except as required or permitted by the provisions of this
     Section 11, the Lessee shall not modify an Item of Equipment without the prior written authority and approval of the Lessor.

          12. Identification Marks; Inspection. The Lessee will cause each Item to be kept numbered with the identification number as shall be set forth on the Lease Supplement therefor, and the Lessee will keep and maintain, plainly, distinctly, durably, and conspicuously marked on each side of each Item, in letters not less than one inch in height, the words "Subject to Lease or security interest filed with the U.S. Surface Transportation Board", with appropriate changes thereof and additions thereto as from time to time may be required by law in order to protect the Lessor's title to and interests in such Item and the rights of the Lessor and of any Assignee. The Lessee will replace promptly any such words which may be removed, defaced, obliterated or destroyed. The Lessee will not change the identification number of any Item unless and until a statement of new number or numbers to be substituted therefor shall have been deposited by the Lessee in all public offices where this Lease shall have been filed, recorded and deposited. As promptly as practicable after any change in identification number, Lessee shall notify Lessor of such change. The Items of Equipment may be lettered with the names or initials or other insignia customarily used by the Lessee or any permitted sublessee. The Lessee shall not allow the name of any Person to be placed upon any Item of Equipment as a designation that might reasonably be interpreted as indicating a claim of ownership thereto or a security interest therein by any Person other than the Lessor or any Assignee. The Lessor shall have the right (at its risk and expense, or at the Lessee's expense if a Default or Event of Default exists) to inspect the Equipment and the Lessee's records pertaining to the Equipment no more frequently than once in any twelve consecutive months, so long as no Default or Event of Default shall have occurred and be continuing, at such reasonable times as it shall request during the Term, not to interfere with Lessee's operations.

          13.  Assignment and Subleasing; Quiet Enjoyment.

               (a) By the Lessee. The Lessee may, without any consent of the Lessor, so long as no Default or Event of Default shall have occurred and be continuing, sublease any Item of Equipment to any U.S.-based operator, provided, however, that the following conditions shall apply thereto:
               (i) any sublease shall be expressly subject to and subordinate to the terms and conditions of this Lease;
               (ii) THE LESSEE'S OBLIGATIONS (FINANCIAL OR OTHERWISE) UNDER THIS LEASE SHALL CONTINUE IN THEIR ENTIRETY IN FULL FORCE AND EFFECT AS THE OBLIGATIONS OF A PRINCIPAL AND NOT OF A SURETY; (iii) the sublessee shall not engage in activities with the Equipment substantially different from the Lessee's activities without prior consent from the Lessor, which consent shall not be unreasonably withheld; (iv) the sublease does not adversely affect the Lessor's interest and rights in this Lease nor the Lessor's interest and rights in the Equipment; (v) the Lessee shall provide the Lessor prompt written notice, not to exceed ten (10) Business Days after execution of such sublease, of any such sublease of any Item of Equipment, which notice shall describe the parties, term and applicable Items of Equipment subject to any such agreement or arrangement; and (vi) the term of such sublease (including all available renewal terms) shall not extend beyond the termination date of the last Renewal Term for which Lessee has exercised its renewal option. THE LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD, ASSIGN, TRANSFER OR ENCUMBER (EXCEPT FOR PERMITTED LIENS AND AS MAY OTHERWISE BE PERMITTED HEREBY) ITS RIGHTS, INTERESTS OR OBLIGATIONS UNDER THIS LEASE AND ANY SUCH ASSIGNMENT, TRANSFER OR ENCUMBERING (EXCEPT FOR THE PERMITTED LIENS AND AS MAY OTHERWISE BE PERMITTED HEREBY) BY THE LESSEE SHALL BE NULL AND VOID. Lessee may enter into a joint venture or pooling arrangement or create a special purpose subsidiary to operate such railcars, and, so long as Lessee remains bound to pay and perform all of the obligations of Lessee under this Lease, any such arrangements will not be deemed to have relinquished control or violated this Section 13(a) of the Lease.

               (b) By the Lessor. The Lessor may, at any time, without the consent of the Lessee, sell, assign or transfer to any Person all or any part of the Lessor's rights, obligations, or interest in, to and under the Equipment or any Item(s) thereof, this Lease, any Lease Supplement and/or any Basic Rent and Supplemental Payments payable under this Lease or any Lease Supplement so long as (a) such Person is an institutional investor (organized under the laws of the United States or any state thereof) and, at the time of transfer, shall not be the subject of any bankruptcy, insolvency or other similar proceedings; (b) such Person (or a guarantor acceptable to Lessee) shall have a tangible net worth in excess of $50 million; (c) the transfer shall not result in a violation of any Applicable Law; (d) 30 days prior written notice shall be given to Lessee by Lessor of any proposed transfer; (e) Lessor (or such Person) shall pay all expenses of Lessee; and (f) Lessor must transfer not less than all of the Equipment then remaining under the Lease. The Lessor shall obtain the approval of the Lessee, which such approval shall not be unreasonably withheld or delayed, prior to the time the Lessor sells, assigns or transfers all or any part of the Lessor's rights, obligations, title or interest in, to and under the Equipment or any Item(s) thereof, this Lease, any Lease Supplement and/or any Basic Rent and Supplemental Payments payable under this Lease or any Lease Supplement to any Person other than as provided in the immediately preceding sentence. Any Person to whom any such sale, assignment or transfer is made in accordance with the terms of this Lease is herein called an "Assignee" and any such sale, assignment or transfer is herein called an "assignment". The Lessee agrees to execute any and all related acknowledgments, consents, amendments (necessary or appropriate to reflect such assignment) and other documents, and to make any and all registrations and filings (including filings under the Uniform Commercial Code) that may be reasonably requested by the Lessor or an Assignee, all at the Lessor's expense, in connection with any such assignment. Each Assignee shall have and may enforce all of the rights and benefits of the Lessor hereunder with respect to the Item(s) of Equipment and related Lease Supplement(s) covered by the assignment. Each such assignment shall be subject to the Lessee's rights hereunder. Notwithstanding anything to the contrary in this Lease, the Lessee shall be under no obligation to any Assignee except upon written notice of such assignment from the Lessor and compliance with the terms of Section 34 below; provided, however, that until such notice and compliance with Section 34, Lessee shall deem and treat Lessor as the Party entitled to the rights and benefits of "Lessor" hereunder. Upon written notice to the Lessee of an assignment and compliance with the terms of Section 34 below, the Lessee agrees to pay the Basic Rent and Supplemental Payments with respect to the Item(s) of Equipment covered by such assignment to such Assignee to a United States bank account in accordance with the instructions specified in such notice without any abatement, setoff, or recoupment whatsoever, and to otherwise comply with all notices, directions and demands which shall be properly given by the Lessor or such Assignee with respect to such Item(s), in accordance with the provisions of this Lease. Notwithstanding any such assignment, all obligations of the Lessor to the Lessee under this Lease shall be and remain enforceable by the Lessee against the Lessor (unless and until Lessee has notice of such assignment and such assignment has been made in accordance with the terms of this Section 13 and Section 34 below and thereafter against any Assignee to whom an assignment has been made).

               (c) Quiet Enjoyment. So long as no Default or Event of Default shall have occurred and be continuing hereunder, the Lessee and its Affiliates (to the extent permitted by the terms hereof) shall be entitled to the possession and use of the Items of Equipment upon lines of railroad over which the Lessee or its Affiliates has or have trackage or other operating rights or over which railroad equipment of the Lessee or its Affiliates is operated pursuant to contract and shall be entitled to permit the use of the Items of Equipment by connecting and other carriers in the usual interchange of traffic or pursuant to run-through or trip-lease agreements, provided, however, that the LESSEE'S OBLIGATIONS (FINANCIAL OR OTHERWISE) UNDER THIS LEASE SHALL CONTINUE IN THEIR ENTIRETY IN FULL FORCE AND EFFECT AS THE OBLIGATIONS OF A PRINCIPAL AND NOT OF A SURETY. The Lessee may receive and retain compensation for the use of any of the Items of Equipment from railroads or other entities so using such Items of Equipment.

          14. Liens. The Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to (i) the Equipment or any Item thereof, or the Lessor's interest therein, or (ii) this Lease or any of the Lessor's interests hereunder, except in the case of either clause (i) or
     (ii), Permitted Liens. The Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep this Lease and the Equipment free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to the Lessor and each Assignee, if any, any such Lien not excepted above if the same shall arise at any time. The Lessee will notify the Lessor and each Assignee, if any, in writing promptly upon becoming aware of any tax or other Lien (other than any Permitted Lien excepted above) that shall attach to the Equipment or any Item of Equipment, in reasonable detail.

          15.  Loss, Damage or Destruction.

               (a) Risk of Loss, Damage or Destruction. The Lessee hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to each Item of Equipment, however caused or occasioned (except as caused or occasioned by the Lessor's or any Assignee's gross negligence or willful misconduct), such risk to be borne by the Lessee with respect to each Item of Equipment from the date of this Lease, and continuing until such Item of Equipment has been returned to the Lessor in accordance with the provisions of
               Section 6 hereof or has been purchased by the Lessee or sold in accordance with the provisions of Section 27 hereof. The Lessee agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of the Lessee under this Lease, including the obligation to pay Basic Rent, until such obligation is terminated in accordance with the terms of this Lease.

               (b)  Payment of Casualty Loss Value Upon an Event of
               Loss. Subject to Section 15(c), if an Event of Loss occurs with respect to an Item of Equipment during the

               Term, the Lessee shall, within thirty (30) days after such Event of Loss, give the Lessor written notice thereof and shall pay to the Lessor on the applicable Casualty Loss Value Payment Date the sum of (i) all unpaid Basic Rent payable for such Item of Equipment for any Rental Period in which the Event of Loss has occurred, plus (ii) the Casualty Loss Value of such Item of Equipment determined as of the immediately preceding Rent Payment Date plus interest thereon at the Applicable Rate from such preceding Rent Payment Date through the Applicable Casualty Loss Value Payment Date, plus (iii) all other Supplemental Payments due for such Item of Equipment as of the date of payment of the amounts specified in the foregoing clauses (i) and (ii). Any payments received at any time by the Lessor or by the Lessee from any insurer or other party as a result of the occurrence of such Event of Loss will be applied in reduction of the Lessee's obligation to pay the foregoing amounts, if not already paid by the Lessee, or, if already paid by the Lessee, will be applied to reimburse the Lessee for its payment of such amount (unless a Default or Event of Default exists, in which case the Lessor may first apply any such payments in reduction of the Lessee's obligation to pay any other amounts due from the Lessee). Upon payment in full of such Casualty Loss Value and Basic Rent, (A) the obligation of the Lessee to pay Basic Rent hereunder with respect to such Item of Equipment shall terminate and the Term of this Lease with respect to such Item shall terminate, and (B) the Lessor shall transfer to the Lessee, "as is, where is" without recourse or warranty except as to the absence of Liens described in clause (d) of the definition of Permitted Liens, all right, title and interest conveyed to the Lessor in and to such Item of Equipment.

               (c)  Substitution.  Provided no Default or Event of
               Default shall have occurred and be continuing, Lessee may, in lieu of payment of the Casualty Loss Value for any Item of Equipment due and owing as provided in Section 15(b), convey or cause to be conveyed to Lessor within 180 days of the occurrence of the applicable Event of Loss (or such longer period as Lessor may reasonably agree), as replacement for any lost or destroyed Item of Equipment, title to a replacement Item of Equipment of the same or similar type, free and clear of all liens and having a value, utility, remaining useful life and estimated residual value at least equal to, and being in good operating condition as, such Item of Equipment, assuming such Item of Equipment was in the condition and repair required by the terms hereof immediately prior to the loss or destruction (such replacement car being hereinafter referred to as a "Replacement Car"). Prior to or at the time of any such conveyance, the Lessee, at its own expense, will furnish Lessor with (i) a warranty bill of sale in form and substance satisfactory to Lessor, with respect to such Replacement Car, (ii) a Lease Supplement and an Acceptance Certificate, subjecting such Replacement Car to this Lease, duly executed by Lessee, suitable for execution by Lessor and, upon such execution, for filing for recordation in the same manner as provided for herein (and Lessee shall promptly file the same for recordation and furnish to Lessor satisfactory evidence thereof), (iii) an opinion of counsel to the effect that (x) the bill of sale referred to in clause (i) above constitutes a legal, valid, binding and enforceable obligation of the seller, (y) such Replacement Car has been subjected to this Lease free and clear of all liens, and (z) all filings, recordings and other action necessary or appropriate to perfect and protect the Lessor's interests in the Replacement Car have been accomplished, (iv) an acknowledgment by Lessee to Lessor, in form and substance reasonably satisfactory to Lessor, that Lessee will indemnify Lessor for any loss or deferral of depreciation or other adverse tax consequences resulting from such replacement, (v) an officer's certificate addressed to Lessor certifying that as of said date, and upon consummation of the replacement, no Default exists, and
               (vi) such other documents and evidence as Lessor may reasonably request in order to establish the consummation of the transactions contemplated by this Section 15(c). For all purposes hereof, upon passage of title thereto to Lessor, the Replacement Car shall be deemed part of the property leased hereunder and the Replacement Car shall be deemed an "Item of Equipment" as defined herein. Upon full compliance by Lessee with the terms of this Section 15(c) as determined by Lessor in good faith, Lessor will transfer to Lessee or its designee, without recourse or warranty (except as to the absence of Lessor's Liens) all of Lessor's right, title and interest in and to such destroyed Item of Equipment.

               (d) Application of Payments Not Relating to an Event of Loss. Any payments (including insurance proceeds) received at any time by the Lessor or the Lessee from any party with respect to any loss or damage to any Item or Items of Equipment not constituting an Event of Loss will be paid to or retained by the Lessee (unless an Event of Default exists, in which case the Lessor may first apply any such payments in reduction of the Lessee's obligation to pay any other amounts due from the Lessee).

          16. Insurance. The Lessee will at its sole expense and at all times during the Term or, if applicable, until the pertinent Items of Equipment are returned to the Lessor or the Lessor's agent pursuant to Section 6 hereof, whichever is longer, cause to be carried and maintained (i) public liability insurance with respect to third party personal injury and property damage in an amount per occurrence of not less than $10,000,000 and
     (ii) property insurance in respect of all Items of Equipment in an amount not less than the Casualty Loss Value for such Item of Equipment (subject, in the case of clause (ii), to such per occurrence limits as may be specified in the applicable policies of insurance). The Lessee will carry such insurance as is required hereunder in such amounts and for such risks consistent with prudent industry practice (which industry means major creditworthy U.S. electric utilities and which own or use railcars for the transportation of coal) and at least comparable in amounts and against risks customarily insured against by the Lessee in respect of equipment owned or leased by it similar in nature to the Equipment; provided that the Lessee may in any event self-insure or carry deductibles for up to $5,000,000 per occurrence for public liability and $5,000,000 per occurrence for property insurance (or such higher amounts as shall be consistent with prudent industry practice at the time). The proceeds of any such property insurance as is required hereunder shall be payable to the Lessor, each Assignee and the Lessee, as their respective interests may appear. Each policy required hereunder (i) shall provide thirty days' prior notice of cancellation or material change and (ii) shall include the Lessor and each Assignee, if any, as loss payee and/or additional insured as their respective interests may appear, and the Lessee shall endeavor to obtain a waiver by such insurance company of any right to claim any premiums or commissions against the Lessor and each Assignee. Prior to the Funding Date and thereafter on the expiration dates of the expiring policies theretofore delivered, the Lessee shall deliver to the Lessor and each Assignee, if any, certificates of insurance issued by the insurer(s) for the insurance required to be maintained hereunder. If the Lessee shall fail to cause the insurance required under this Section to be carried and maintained, the Lessor or any Assignee may, after prior written notice to the Lessee, provide such insurance, and the Lessee shall reimburse the Lessor or such Assignee, as the case may be, upon demand for the cost thereof as a Supplemental Payment hereunder.

          17.  General Tax Indemnity.

               (a) The Lessee agrees to pay, defend and indemnify and hold the Lessor and each Assignee and Affected Party (each, a "Tax Indemnitee") harmless on an After-Tax Basis from any and all U.S. Federal, U.S. state and local taxes, including sales, use, ad valorem and property taxes, together with any penalties, fines or interest thereon (herein called "taxes or other impositions") howsoever imposed, whether levied or imposed upon or asserted against the Lessor, Tax Indemnitee, the Lessee, the Equipment, any Item of Equipment, or any part thereof, by any Federal, state or local government or taxing authority in the United States, upon or with respect to (i) the Equipment, or any Item of Equipment or any part thereof, or (ii) the ownership and operation of the Equipment, or any Item of Equipment or any part thereof; provided, however, that the foregoing indemnity shall not apply to

                         (i) any tax or other imposition based on or measured by net income or in the nature of a net income tax or imposed in lieu of a net income tax, including any franchise tax and any such similar tax based on capital, receipts, net worth or comparable basis of measurement, unless such taxes or other impositions are (i) imposed solely by reason of the use, location, or presence of the Equipment in, or the presence or activities of the Lessee in, or the making of payments by the Lessee from, the jurisdiction imposing such taxes or impositions or (ii) are in the nature of sales, use, property, ad valorem or value added taxes, provided the foregoing indemnity shall not apply if such taxes would not have been required to be paid if Lessor had not assigned any interest under or related to the Lease;

                         (ii) other than as expressly provided in Section 27(b) hereof, any taxes or other impositions in respect of this Lease of any Item of Equipment that results from any act, event or omission that occurs after the termination of this Lease in respect of such Item of Equipment and the payment in full of all amounts due under this Lease;

                         (iii) any taxes or other impositions that are imposed on any Tax Indemnitee as a result of the gross negligence or willful misconduct of such Tax Indemnitee or its Affiliate;

                         (iv) any taxes or other impositions that are imposed on any Tax Indemnitee that are a result of such Tax Indemnitee not being a resident of, or not being organized under the laws of, the United
                         States or any political subdivision thereof;
                         provided, however, that proviso (v) and not this proviso (iv) shall govern U.S. Federal income taxes imposed by withholding;

                         (v)  U.S. Federal income taxes imposed by
                         withholding; provided, however, that this exclusion shall not apply if the tax required to be deducted and withheld would not have been required to be so deducted and withheld but for a Change in Withholding Tax Law that occurs after the date on which the Tax Indemnitee acquires its interest in the Lease;

                         (vi) any taxes or other impositions that have not been paid and that are being contested in accordance with clause (b) below; provided that this exclusion shall apply only during the conduct of such contest;

                         (vii) any taxes or other impositions that result from any transfer by any Tax Indemnitee of any interest in an Item of Equipment or any interest arising under this Lease (other than as set forth in Section 11, Section 27(b) and
                         Section 27(c) hereof, or in connection with the occurrence of an Event of Default, or an Event of Loss or as otherwise required by this Lease);

                         (viii) any tax that is enacted or adopted as a substitute for or in lieu of any tax that would not have been indemnified against pursuant to Section 17(a);

                         (ix) taxes on any items of tax preference or any minimum tax of such Tax Indemnitee;

                         (x) taxes which are gross income or gross receipts taxes, unless (i) such taxes are imposed solely by reason of the use, location, or presence of the Equipment in, or the presence or activities of the Lessee in, or the making of payments by the Lessee from, the jurisdiction imposing such taxes or (ii) such taxes are in the nature of sales, use, property, ad valorem or value added taxes; provided, the immediately foregoing indemnity shall not apply if such taxes would not have been required to be paid if Lessor had not assigned any interest under or related to the Lease; and

                         (xi) taxes or other impositions imposed on any Tax Indemnitee as a result of, or in connection with, any "prohibited transaction" within the meaning or the provisions of the Code or regulations thereunder or as set forth in
                         Section 406 of ERISA or the regulations
                         implementing ERISA, engaged in by any Tax
                         Indemnitee.

          Notwithstanding the foregoing provisos (i) through (xi), the Lessee shall indemnify each Tax Indemnitee for any taxes identified in provisos (i), (iv) or (vii) (or any increase in such taxes) imposed on such Tax Indemnitee net of any decrease in such taxes actually realized by such Tax Indemnitee, to the extent that such tax or tax increase would not have occurred if on each Funding Date the Lessor had advanced funds to the Lessee in the form of a loan secured by the Equipment in an amount equal to the amount funded on such Funding Date, with debt service for such loan equal to the Basic Rent payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the amount of the Acquisition Cost then outstanding at the end of the term of this Lease.

          The Lessee will prepare and file any reports or returns required to be made with respect to any tax or other imposition for which the Lessee is responsible, directly or indirectly, if permitted by applicable law to file the same, and if not so permitted, the Lessee shall, at its sole cost, prepare such reports or returns for signature by the Tax Indemnitee or, upon request of the Tax Indemnitee, will promptly provide the Tax Indemnitee with all information necessary for the making and timely filing of such reports or returns by the Tax Indemnitee, and shall forward the same, together with immediately available funds for payment of any tax or other imposition due, to the Tax Indemnitee, at least ten days in advance of the date such payment is to be made. Upon written request, the Lessee shall furnish the Tax Indemnitee with copies of all paid receipts or other appropriate evidence of payment for all taxes or other impositions paid by the Lessee pursuant to this Section 17. All of the indemnities contained in this Section 17 in respect of (i) any act, event, omission or tax period that occurs on or prior to termination of this Lease and (ii) any sale described in
     Section 27(b) hereof shall continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term with respect to any Item (or all) of the Equipment, and are expressly made for the benefit of, and shall be enforceable by, the Lessor and each Assignee.

          The Lessee shall have no obligation to pay any amount under this Section 17 to any Lessor other than CCG Trust Corporation that is greater than the amount that would have been payable to CCG Trust Corporation if it were the Lessor (the Lessee being obligated only to pay to such Lessor the amount it would have paid to CCG Trust Corporation).

               (b) In the event any claim, action, proceeding or suit is brought against any Tax Indemnitee with respect to which the Lessee would be required to indemnify such Tax Indemnitee, such Tax Indemnitee shall promptly give written notice of any such claim, action, proceeding or suit to the Lessee. The Lessee may, and upon the Lessee's request any such Tax Indemnitee will, at the Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by the Lessee and reasonably satisfactory to such Tax Indemnitee, and the Lessee shall pay all costs and expenses (including attorney's fees and expenses) reasonably incurred by such Tax Indemnitee in connection with such action, suit or proceeding; provided that no Tax Indemnitee shall compromise or settle any such actions for which it has assumed the responsibility of defense without consent of the Lessee (not unreasonably to be withheld), and provided further, that the failure of any Tax Indemnitee to give such notice to the Lessee shall not relieve the Lessee from any of its obligations to provide indemnification to any Tax Indemnitee under this Section 17, except to the extent that the Lessee's right to contest or defend is adversely affected by such Tax Indemnitee's failure to give notice; provided further, that the Lessee shall be relieved of its obligations to provide indemnification under this
               Section 17 with respect to any Tax Indemnitee, to the extent that such Tax Indemnitee shall deliver to the Lessee a written notice waiving the benefits of the indemnification of such Tax Indemnitee provided by this Section 17 in connection with such claim, action, proceeding or suit. In such event the Tax Indemnitee shall reimburse the Lessee for all amounts paid by the Lessee with respect to such non-contested claim, action, proceeding, or suit. If any Tax Indemnitee actually obtains a refund (or would have actually received such a refund but for offset by matters not indemnifiable by the Lessee under Section 17(a)) of all or any part of any tax paid or reimbursed by the Lessee, such Tax Indemnitee shall promptly pay to the Lessee the amount of such refund (or the amount of such offset) plus any interest thereon (less any taxes imposed on such Tax Indemnitee with respect to such interest) received from the relevant taxing authority (or which would have been received with respect to the amount of such an offset) plus the amount of any tax benefits realized by such Tax Indemnitee as a result of such payment (net of any net tax detriment resulting from the receipt of the refund and interest on the refund (after giving effect to such Tax Indemnitee's obligations to make payments to the Lessee under this sentence)).

               (c) On the Funding Date but in any event at least five Business Days prior to the first date on which any payment is due hereunder for the account of any Affected Party not incorporated under the laws of the United States or a state thereof, such Affected Party agrees that it will have delivered to each of the Lessee and the Lessor two duly completed copies of United States Internal Revenue Service Form 1001, W-8 or 4224, certifying that such Affected Party is entitled to receive payments of interest and/or yield and a return of the principal amount of the Acquisition Cost under the transaction documents without deduction or withholding of any United States Federal income taxes. Each Affected Party which so delivers a Form 1001, W-8 or 4224 further undertakes to deliver to each of the Lessee and the Lessor two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Forms 1001 and W-8 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Lessee or the Lessor, in each case certifying that such

               Affected Party is entitled to receive payments under the transaction documents without deduction or withholding of any United States Federal income taxes, unless any change in treaty, law or regulation has occurred prior to the date on which any delivery of such additional forms would otherwise be required which changes such Affected Party's entitlement to receive any payments without withholding and such Affected Party advises the Lessee that it is no longer entitled to receive payments without any withholding of United States Federal income tax.

          18. Indemnification. The Lessee hereby assumes liability for, and does hereby agree to indemnify, protect, save, defend, and hold harmless the Lessor, each Assignee and their respective officers, directors, employees, successors, permitted assigns, and agents (each such party being herein, for purposes of this Section 18, called an "Indemnified Party") on an After-Tax Basis for, from and against any and all Expenses of every kind and nature whatsoever, imposed on, incurred by, or asserted against any Indemnified Party, in any way relating to or arising out of
     (a) the manufacture, construction, ordering, purchase, acceptance or rejection, ownership, titling or retitling, registration or reregistration, delivery, leasing, subleasing, releasing, possession, use, operation, storage, removal, return, repossession, sale or other disposition of the Equipment or any Item of Equipment, or any part thereof as may arise from (i) the transactions contemplated by this Lease, (ii) the loss or damage to any property or death or injury to any persons, (iii) patent or latent defects in any Item of Equipment (whether or not discoverable by the Lessee or any Indemnified Party), (iv) any claims based on strict liability in tort, (v) any claims based on patent, trademark, tradename or copyright infringement, (vi) any claims based upon any non-compliance with or violation of any environmental control, noise or pollution laws or requirements, including fines and penalties arising from violations of or noncompliance with such requirements or failure to report discharges, and costs of clean-up of any discharge, and (vii) any loss or damage to any commodities loaded or shipped in the Equipment; or (b) any failure on the part of the Lessee to perform or comply with any of the terms of this Lease; or (c) any power of attorney issued to the Lessee in connection with this Lease (all the foregoing being "Liabilities"). The Lessee shall give each Indemnified Party prompt notice of any occurrence, event or condition known to the Lessee as a consequence of which any Indemnified Party may be entitled to indemnification hereunder. The Lessee shall forthwith upon demand of any such Indemnified Party reimburse such Indemnified Party for amounts reasonably expended by it in connection with any of the foregoing or pay such amounts directly; provided, however, that the Lessee's Liability for taxes, imposts and similar matters (other than taxes arising against the Lessee under Section 4975 of the Code) are expressly limited to the terms of Section 17 hereof and Lessee shall not be liable to such Indemnified Party under this Section 18 for any of the Liabilities to the extent they arise from the gross negligence, willful misconduct, or breach of such Indemnified Party's obligations under this Lease, or to the extent that they arise from or after any transfer of the Lessor's interest in any Item or this Lease (other than arising directly in connection with a transfer resulting from an Event of Default, an Event of Loss, or a sale made under Section 27 hereof, or any transfer made at the Lessee's request or direction). The Lessee shall be subrogated to an Indemnified Party's rights in any matter with respect to which the Lessee has actually reimbursed such Indemnified Party for amounts expended by it or has actually paid such amounts directly. If any claim for a

     Liability is made against the Lessee or any Indemnified Party and such party has received notice thereof, such party receiving notice of such Liability shall promptly notify the Lessee; provided that the failure to provide such notice promptly shall not release the Lessee from any of its obligations to indemnify hereunder, except to the extent that such failure adversely affects any applicable defense or counterclaim, or otherwise increases the amount the Lessee would have been liable for in the absence of such failure. Subject to the rights of any insurer under any policy of insurance maintained pursuant to this Lease, and if no Default or Event of Default shall exist, the Lessee shall have the right to investigate and defend or compromise any Liability for which it may be required to indemnify, and each Indemnified Party agrees to cooperate with all responsible requests of the Lessee in connection therewith. Notwithstanding any of the foregoing to the contrary, the Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if (i) any Event of Default shall exist, (ii) such proceedings will involve a material risk of the sale, forfeiture, or loss of, or the creation of any Lien (other than a Permitted Lien) on, any Item, unless the Lessee posts a bond or other security satisfactory to the relevant Indemnified
     Party in respect to such risk, or (iii) such proceedings would involve the imposition of criminal liability (other than minor fines which have no adverse effect on any Indemnified Party which are indemnified for by Lessee) on an Indemnified Party or if such contest will, in the reasonable opinion of such Indemnified Party, be inappropriate under applicable standards of professional conduct. An Indemnified Party may participate at its own expense and with its own counsel in any judicial proceeding controlled by the Lessee pursuant to the preceding provisions. In the case of any Liability covered by any policy of insurance maintained pursuant to this Lease, each Indemnified Party shall cooperate with all reasonable requests of the insurers in the exercise of their rights to investigate, defend, or compromise such claim as may be required by such policy to maintain the insurance coverage provided to the parties thereunder. The provisions of this
     Section 18, and the obligations of the Lessee under this Section
     18, shall apply from the date of the execution of this Lease notwithstanding that the Term may not have commenced with respect to any Item of Equipment, and shall survive and continue in full force and effect (as to any event occurring or condition existing during the Term) notwithstanding the expiration or earlier termination of this Lease or the Termination Date.

          19. No Warranties. THE LESSOR LEASES AND THE LESSEE TAKES THE EQUIPMENT "AS-IS, WHERE-IS." THE LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN THE LESSOR AND THE LESSEE (A) THE EQUIPMENT IS OF DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO THE LESSEE, (B) THE LESSEE IS SATISFIED THAT THE EQUIPMENT IS SUITABLE FOR ITS PURPOSES, (C) THE LESSOR IS NOT A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, AND (D) THE LESSOR HAS NOT MADE, OR DEEMED TO HAVE MADE, AND THE LESSOR EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MERCHANTABILITY, DURABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE EQUIPMENT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT,

     TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER IMPLIED REPRESENTATION OR WARRANTY CONCERNING THE EQUIPMENT.

          20. Lessee's Representations and Warranties. The Lessee hereby represents and warrants, as of the date hereof and on the Funding Date, that:

               (a) the Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, and is qualified to do business in, and is in good standing in, each state or other jurisdiction in which the nature of its business makes such qualification necessary;

               (b) the Lessee has the corporate power and authority to execute and perform this Lease and to lease the Equipment hereunder, and has duly authorized the execution, delivery and performance of this Lease;

               (c) the leasing of the Equipment from the Lessor by the Lessee, the Lessee's execution and delivery of this Lease, each Lease Supplement, the Purchase Agreement Assignment and other related instruments, documents and agreements, and the compliance by the Lessee with the terms hereof and thereof, and the payments and performance by the Lessee of all of its obligations hereunder and thereunder
               (i) have been duly and legally authorized by appropriate corporate action taken by the Lessee, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of the Lessee's Articles of Incorporation, its By-Laws, or of any provisions relating to shares of the capital stock of the Lessee, and (iii) will not violate or constitute a breach of any provision of law, any order of any court or other Governmental Authority, or any indenture, agreement or other instrument to which the Lessee is a party, or by or under which the Lessee or any of the Lessee's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument, or result in the creation or imposition of any Lien upon any of the Lessee's property or assets other than the Liens contemplated hereby and the Permitted Liens;

               (d) this Lease has been executed by the duly authorized officer or officers of the Lessee and delivered to the Lessor and constitutes, when executed by the duly authorized officer or officers of the Lessee and delivered to the Lessor, each Lease Supplement and related instruments, documents and agreements with respect to each Item of Equipment will constitute, the legal, valid and binding obligations of the Lessee, enforceable against the Lessee in accordance with their terms (subject to such bankruptcy and similar laws affecting the rights of creditors generally);

               (e)  the Lessee holds all material licenses,
               certificates and permits from Governmental Authorities necessary to use and operate the Equipment in accordance with the provisions of this Lease;

               (f) there is no litigation or other proceeding now pending or, to the best of the Lessee's knowledge, threatened against or affecting the Lessee, in any court or before any regulatory commission, board or other administrative Governmental Authority (i) which would directly or indirectly adversely affect or impair the title of the Lessor to the Equipment, or (ii) which, except as may be contemplated and disclosed under the Disclosure Documents, would materially adversely affect the financial condition of the Lessee;

               (g) all balance sheets, statements or profit and loss and other financial statements set forth in the Disclosure Documents fairly present the financial condition of the Lessee on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby (except as noted therein); and there has been no material adverse change in the financial condition of the Lessee, since the date of the Disclosure Documents, except as may be disclosed under the Disclosure Documents;

               (h) no approval that has not been obtained by the Lessee as of the date of this representation and warranty is required from any regulatory body, board, authority or commission, nor from any other administrative or governmental agency, nor from any other Person, with respect to the Lessee's execution, delivery and performance of this Lease;

               (i)  the Disclosure Documents and the Equipment
               Documents are true and correct in all material respects and do not omit any information necessary to make the information provided, in light of the circumstances under which such information was provided, not materially misleading;

               (j) the Lessee is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; and

               (k) any Lien on the Lessee's interest in the Equipment contained in mortgages granted by the Lessee which cover after acquired property of the Lessee and which otherwise subject all or substantially all of the Lessee's assets to such mortgage, is subordinate to and does not adversely affect Lessor's interest in the Equipment under this Lease, and no one other than Lessor has made any filing with the Surface Transportation

               Board or the Interstate Commerce Commission covering any of the Equipment subject to this Lease.

          21. Events of Default. Any of the following events shall constitute an Event of Default

               (a) the Lessee shall fail to make any payment of Basic Rent or any Supplemental Payment on the date due, and that failure shall continue for at least ten (10) Business Days after the due date for such payment in the case of Basic Rent or thirty (30) days after receipt of written notice from Lessor, in the case of any other amount, including Supplemental Payments; or

               (b) the Lessee shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Lease, or in any agreement or certificate furnished to the Lessor or any Assignee in connection herewith, and such failure shall continue unremedied for ten (10) days (if not capable of being cured) or thirty (30) days (if capable of being cured) after the first to occur of (i) an officer of Lessee with express authority to make decisions regarding this Lease has actual specific knowledge thereof or (ii) Lessor provides written notice to the Lessee specifying such failure and demanding the same to be remedied; or

               (c) any representation or warranty made by the Lessee under this Lease or in any Lease Supplement or in any document or certificate furnished to the Lessor or any Assignee in connection herewith or pursuant hereto, shall prove to be untrue or incorrect in any material respect when made; provided that if the effect of such misrepresentation or warranty is reasonably curable, the Lessee shall have thirty (30) days after notice from the Lessor to effect a cure; or

               (d) the Lessee shall (i) generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or substantially all of its property, assets or business; or

               (e) involuntary proceedings or an involuntary petition shall be commenced or filed against the Lessee under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of the Lessee or the appointment of a receiver, trustee, custodian or liquidator for the Lessee or of substantially all of the property, assets or business of the Lessee, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against substantially all of the property, assets or business of the Lessee, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be stayed, released, vacated or fully bonded, within ninety (90) consecutive days after commencement, filing or levy, as the case may be.

          22.  Remedies Upon Default.

               (a) Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may exercise one or more of the following remedies as the Lessor in its sole discretion may elect:

                         (i) the Lessor may terminate or cancel this Lease, without prejudice to any other remedies of the Lessor hereunder, with respect to all or any Item of Equipment, and whether or not this Lease has been so terminated, may enter the premises of the Lessee or any other party to take immediate possession of the Equipment and remove all or any Item of Equipment by summary proceedings or otherwise, or may cause the Lessee, to store, maintain, surrender and deliver possession of the Equipment or such Item in the same manner as provided in Section 6 hereof;

                         (ii) the Lessor may lease to others the Equipment or any Item of Equipment, as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto, except as required by this Lease or by law;

                         (iii) the Lessor may sell the Equipment or any Item of Equipment at public or private sale as the Lessor may determine, free and clear of any rights of the Lessee (except as required by law), and the Lessee shall pay to the Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for the Equipment or Item(s) so sold for any Rental Period commencing after the date on which such sale occurs), the difference, if any of (A) the sum of (x) all unpaid Basic Rent payable for each Item of Equipment for all Rental Periods through the date on which such sale occurs, plus
                         (y) the Casualty Loss Value of the Item(s) of Equipment so sold, computed as of the Rent
                         Payment Date coincident with (or, if the sale is not on a Rent Payment Date, next preceding) the date of such sale, plus (z) all unpaid
                         Supplemental Payments (including Make Whole
                         Amount, if any) due with respect to each Item of Equipment so sold minus (B) the net proceeds of such sale (exclusive of any costs, fees and expenses incurred in connection with such sale);

                         (iv) whether or not the Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under clause (i) or (ii) above with respect to any Item(s) of Equipment, the Lessor, by written notice to the Lessee specifying a payment date, may demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for any Item(s) of Equipment for any Rental Period commencing after the payment date specified in such notice and in lieu of the exercise by the Lessor of its remedies under clause (ii) above in the case of a re-lease of such Item(s) or under clause (iii) above with respect to a sale of such Item(s)), the sum of
                         (i) all unpaid Basic Rent payable for such Item(s) for all Rental Periods through the payment date specified in such notice, plus
                         (ii) all unpaid Supplemental Payments (including Make Whole Amount, if any) due with respect to such Item(s) as of the payment date specified in such notice, plus (iii) an amount, with respect to each such Item, equal to the Casualty Loss
                         Value of such Item(s) computed as of the Rent Payment Date coincident with (or, if the payment date specified is not a Rent Payment Date, next preceding) the payment date specified in such notice; provided, however, that with respect to any such Item(s) returned to or repossessed by the Lessor, the amount recoverable by the Lessor pursuant to the foregoing shall be reduced (but not below zero) by an amount equal to the Fair Market Sales Value of such Item(s) as of the date on which the Lessor has obtained possession of such Item(s) and shall not exceed the Maximum Lessee Risk Amount plus the Make Whole Amount due to Lessor, if any, for such date;

                         (v) unless the Equipment has been sold in its entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under clause (ii), (iii) or (iv) of this Section 22 with respect to the Equipment or portions thereof, demand, by written notice to the Lessee specifying a date not earlier than ten days after the date of such notice, that the Lessee purchase, on such date, the Equipment (or the remaining portion thereof) in accordance with the provisions of Section 27(b)(i); provided, however that no such written notice shall be required upon the occurrence of any Event of Default described in clause (d) or (e) of
                         Section 21; and

                         (vi) the Lessor may exercise any other right or remedy which may be available to it under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease.

          In addition, the Lessee shall be liable for all Expenses, including attorneys' fees and Appraisal costs and expenses, reasonably incurred by the Lessor or any Assignee by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies with respect thereto, including all Expenses incurred in connection with the return of the Equipment in accordance with
     Section 6 hereof or in placing the Equipment in the condition required by Section 6. For the purpose of clause (iv) above, the "Fair Market Sales Value" of any Item of Equipment shall mean such value as has been determined by averaging the valuations of an independent qualified appraiser selected by each of the Lessor and the Lessee. The exercise or beginning of exercise by the Lessor of any one or more of its remedies shall not constitute the exclusive election of such remedies. No express or implied waiver by the Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

               (b) After the sale of all of the Equipment pursuant to the exercise of the Lessor's remedies under this Lease, any amounts collected by the Lessor in such sale or sales which exceed the sum of (i) the applicable Casualty Loss Values for all Items of Equipment subject to this Lease, plus but without duplication (ii) any amounts owed by the Lessee to the Lessor under this Lease, plus but without duplication (iii) the costs incurred by the Lessor in consummating such sale, shall be paid to the Lessee by the Lessor.

          23.  Lessor's Right to Perform for the Lessee.  If the
     Lessee fails to make any Supplemental Payment required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, the Lessor may itself, after at least five (5) Business Days' prior written notice to the Lessee, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable Expenses of the Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the rate specified in
     Section 24 hereof, shall, if not paid by the Lessee to the Lessor on demand, be deemed a Supplemental Payment hereunder.

          24. Late Charges. The Lessee shall pay to the Lessor, upon demand, to the extent permitted by applicable law, interest on any installment of Basic Rent not paid when due, and on any Supplemental Payment or other amount payable under this Lease which is not paid when due, for any period for which any of the same is overdue (without regard to any grace period) at a rate equal to the lesser of (a) the Applicable Rate plus two percent per annum, or (b) the maximum rate of interest permitted by law.

          25. Further Assurances. The Lessee will promptly and duly execute and deliver to the Lessor and any Assignee such other documents and assurances and filings (including with the Surface Transportation Board and under the Uniform Commercial Code), and will take such further action as the Lessor or any Assignee may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of the Lessor and of any Assignee and their respective rights, title and interests in and to the Equipment.

          26. Notices. All notices provided for or required under the terms and provisions hereof shall be in writing (including facsimile) and addressed, delivered or transmitted to the appropriate party at its address or facsimile number as set forth on Schedule I hereto, or in the case of any Assignee, to the address or facsimile number as such Assignee shall designate in writing to the Lessor and the Lessee, or in each case at such other address or facsimile number as an addressee shall designate in writing to the other parties. Any notice, if mailed or sent by courier service, shall be deemed given when delivered; any notice, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

          27.  Lessee's Renewal, Purchase and Sale Options.

               (a)  Lessee's Renewal Option.  With respect to each
               Lease Supplement, the Lessee shall be entitled, at its option, to renew this Lease for a Renewal Term with respect to all or any portion of the Items of Equipment then subject to such Lease Supplement (provided that the balance of the Equipment not so renewed is purchased), unless (i) an Event of Default exists, or (ii) this Lease shall have been earlier terminated. The first Renewal Term with respect to each such Item of Equipment will commence at the expiration of the Basic Term of such Item, and each succeeding Renewal Term will commence at the expiration of the next preceding Renewal Term. All of the provisions of this Lease, including Basic Rent, Casualty Loss Value and the Applicable Rate, shall be applicable during each Renewal Term for each such Item of Equipment. If the Lessee intends not to exercise said renewal option with respect to all of such Items of Equipment for the next following Renewal Term with respect thereto, the Lessee shall give written notice to the Lessor to such effect at least 180 days prior to the expiration of the Basic Term, in the case of the first Renewal Term, and at least 180 days prior to the expiration of the then current Renewal Term of said Item(s) of Equipment, in the case of the then next succeeding Renewal Term. If the Lessee fails to give such written notice to the Lessor with respect to all of the Items of Equipment covered by any Lease Supplement, it shall be conclusively presumed that the Lessee has elected to exercise said renewal option with respect to all of such Items of Equipment for said Renewal Term. In the event the Lessee elects not to exercise said renewal option, the Lessee shall be deemed to have exercised its purchase option under
               Section 27(b) hereof (unless Lessee elects to sell such Item to a third party in accordance with Section 27(c) hereof).

               (b) Lessee's Purchase Option. (I) With respect to each Lease Supplement, the Lessee shall be entitled, at its option at the end of the Basic Term and any Renewal Term (notwithstanding that Lessee may have previously agreed to renew this Lease for subsequent Renewal Terms), upon written notice to the Lessor as hereinafter provided, to purchase all, but not less than all, Items of Equipment then subject to such Lease Supplement for which Lessee has not opted to renew this Lease, unless (i) a Default or Event of Default exists, or (ii) this Lease shall have been earlier terminated. Such purchase shall be consummated, and the Lessee shall pay the purchase price therefor to the Lessor in immediately available funds, on the Rent Payment Date specified in the Lessee's notice to the Lessor. The date of purchase shall be no earlier than the first anniversary of the Funding Date with respect to such Items of Equipment. The purchase price for each such Item shall be an amount (each, an "EBO Purchase Option Amount") equal to the Unamortized Lease Balance for such Items of Equipment. In addition, the Lessee shall pay to the Lessor on the early buyout date, in immediately available funds, (x) any applicable sales, excise or other taxes imposed as a result of such sale (other than gross or net income or similar taxes attributable to such sale), plus (y) the Make Whole Amount, if any, required to be paid under the terms of this Lease and any other Supplemental Payments then due and owing to the Lessor hereunder. The Lessor's sale of each Item of Equipment shall be on an "as-is, where-is" basis, without any representation or warranty by, or recourse to, the Lessor except that the Lessor shall warrant that each such Item of Equipment shall be returned free and clear of all Liens of the sort described in clause (d) of the definition of Permitted Liens. If the Lessee intends to exercise said early buyout option, the Lessee shall provide the Lessor with 180 days' prior written notice thereof.

               (II) In addition to Lessee's purchase option under clause (I) above, if either (x) this Lease is not construed as an operating lease for financial accounting purposes by Lessee's independent accountants or (y) any Required Alteration under Section 11 is reasonably determined by Lessee to be economically impractical, then, with respect to each Lease Supplement, the Lessee shall be entitled, upon not less than ninety (90) days prior written notice to the Lessor as hereinafter provided, to purchase all, but not less than all, Items of Equipment then subject to such Lease Supplement, unless (i) a Default or Event of Default exists, or (ii) this Lease shall have been earlier terminated. Such purchase shall be consummated, and the Lessee shall pay the purchase price therefor to the Lessor in immediately available funds, on the Business Day (the "Payment Date") specified in the Lessee's notice to the Lessor. The purchase price for each such Item shall be an amount (each, an "EBO Purchase Option Amount") equal to the Unamortized Lease Balance for such Items of Equipment as of the immediately preceding Rent Payment Date plus interest accrued thereon at the Applicable Rate from such preceding Rent Payment Date through such Payment Date. In addition, the Lessee shall pay to the Lessor on the Payment Date, in immediately available funds, (x) any applicable sales, excise or other taxes imposed as a result of such sale (other than gross or net income or similar taxes attributable to such sale), plus (y) the Make Whole Amount, if any, required to be paid under the terms of this Lease and any other Supplemental Payments then due and owing to the Lessor hereunder. The Lessor's sale of each Item of Equipment shall be on an "as-is", "where-is" basis, without any representation or warranty by, or recourse to, the Lessor except that the Lessor shall warrant that each such Item of Equipment shall be returned free and clear of all Liens of the sort described in clause (d) of the definition of Permitted Liens.

               (c)  Third Party Sale of Equipment.

                         (i) Remarketing Obligations. In the event the Lessee (x) delivers notice to the Lessor that it has elected not to renew this Lease with respect to all Items of Equipment then subject to this Lease in accordance with Section 27(a) hereof and (y) has not exercised its option to purchase all of the Items of Equipment then subject to this Lease pursuant to Section 27(b), then the Lessee shall have the obligation during the last 180 days of the Basic Term (after exercise of the maximum number of Renewal Terms permitted hereby) (the "Remarketing Period"), to obtain (at the cost of the Lessee) bona fide bids for not less than all Items of Equipment then subject to this Lease from prospective purchasers (who are not, and are not acting on behalf of, Lessee or any Affiliate of Lessee) who are financially capable of purchasing such Items of Equipment for cash. Any such sale shall be on an "as-is, where-is" basis, without recourse or warranty except that the Lessor shall warrant that each such Item of Equipment shall be returned free and clear of all Liens of the sort described in clause (d) of the definition of Permitted Liens. All such bids received by the Lessee during such Remarketing Period of such Items of Equipment shall be immediately certified to the Lessor in writing, setting forth the amount of such bid and the name and address of the person or entity submitting such bid. Notwithstanding the foregoing, the Lessor shall have the right, but not the obligation, to seek bids for the Equipment during the Remarketing Period.

                    (ii) Sale of Equipment.  On the  Termination Date,
                         provided that all the conditions hereof have been met, the Lessor shall sell (or cause to be sold) all Items of Equipment then subject to this Lease, for cash to the bidder, if any, selected by the Lessee on an "as-is, where-is" basis and without recourse or warranty except that the Lessor shall warrant that each such Item of Equipment shall be returned free and clear of all Liens of the sort described in clause (d) of the definition of Permitted Liens, and upon receipt by the Lessor of the sales price, the Lessor shall instruct the Lessee to deliver and the Lessee shall deliver such Item(s) of Equipment to such bidder; provided that (x) any such sale shall be consummated, and the sales price for such Item (and any amounts payable by Lessee pursuant to Section 28) shall be paid to the Lessor in immediately available funds, on or before the Termination Date, and
                         (y) the Lessor shall not be obligated
                         to sell such Equipment if (i) the Net Proceeds of Sale of such Items are less than the aggregate Maximum Lessor Risk Amount applicable to such Items as of the Termination Date, and (ii) the Lessor has not received the amounts, if any, payable by the Lessee pursuant to Section 28; provided further that if such sale shall not be consummated on such date and the Term shall not have been extended or renewed, Lessee shall be deemed to have exercised its purchase option pursuant to Section 27(b)(i) and shall pay
                         Lessor the amounts specified therein on the Termination Date. Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor in connection with any proposed sale of the Equipment.

          28. End-of-Term Rental Adjustment - Third Party Sale of Equipment. If the aggregate proceeds of sale of the Equipment pursuant to Section 27(c) after deducting therefrom the aggregate amount of all costs (other than sales commissions or similar third-party fees, unless approved in writing by the Lessee) incurred by the Lessor in connection with such sale (such net amount being hereinafter referred to as "Net Proceeds of Sale") are less than the aggregate Estimated Residual Value of the Equipment as of such Termination Date, the Lessee shall, on the Termination Date, pay to the Lessor, in immediately available funds, to the Lessor's account specified pursuant to Section 7(c) hereof, (x) an amount equal to such deficiency (a "Deficiency") plus (y) the Basic Rent due and payable for such Items of Equipment on the Termination Date plus (z) any other Supplemental Payments then due and owing to the Lessor hereunder; provided, however, that if no Default or Event of Default shall exist, the amount of the Deficiency payable by the Lessee with respect to the Items covered by such Lease Supplement shall not exceed the Maximum Lessee Risk Amount as set forth in such Lease Supplement for such Termination Date. If the Net Proceeds of Sale of such Items of Equipment exceed the aggregate Estimated Residual Value of such Items, then the Lessor shall apply that excess to any amounts that the Lessee then owes to the Lessor hereunder with respect to such Items (or, if an Event of Default exists, to any other amount that the Lessee then owes to the Lessor), and shall pay to the Lessee the remainder of such excess as an adjustment to the Basic Rent payable under this Lease for such Items.

          29. Covenants of the Lessee. The Lessee agrees, for the benefit of the Lessor and each Assignee, as follows:

               (a)  Financial Information.  During the Term, the
               Lessee will furnish or cause to be furnished to the Lessor
               (a) within one hundred twenty (120) days after the end of each of its fiscal years, its consolidated balance sheet and related consolidated statements of income and cash flows, in each case certified by independent certified public accountants of nationally recognized standing, showing its financial position at the close of such year and the results of its operations and cash flows for such year; (b) within sixty (60) days after the end of each of the first three (3) quarters in each of its fiscal years, its unaudited condensed consolidated balance sheet and related condensed consolidated statements of income and cash flows, such balance sheets to be as of the end of such quarter and such statements of income and cash flows to be for the period from the beginning of the fiscal year to the end of such quarter, in each case in the forms included in its Quarterly Report on Form 10-Q for such quarter filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and subject to audit and year-end adjustments; and (c) such other information respecting the Lessee's business, properties or its condition or operations, financial or otherwise, as the Lessor may from time to time reasonably request.

               In the event the Lessee is no longer obligated to file Forms 10-K and 10-Q with the SEC, the Lessee shall furnish to the Lessor the financial statements required to be filed under such Forms on or prior to the dates specified in the preceding sentence.

               (b) Mergers, etc. The Lessee shall not merge with or into or consolidate with or into any other Person (other than the Western Resources Merger Transaction, which merger Lessor and Lessee agree complies with clauses (1) and (2) below) or sell, transfer, or otherwise dispose of substantially all the Lessee's assets unless, immediately after giving effect thereto, (1) the Lessee is the surviving corporation, or the surviving (if not the Lessee) or resulting corporation shall have assumed, in writing, the obligations of the Lessee under this Lease pursuant to documentation reasonably satisfactory to the Lessor and each Assignee (if any), and (2) the surviving entity or resulting entity or transferee, as applicable, will have a credit rating from Standard & Poor's Rating Group for its senior unsecured debt of BBB or better (or an equivalent rating from Moody's Investors Service).

               (c)  ERISA.  As soon as possible and in any event
               (A) within the time notice to the PBGC is required as to any ERISA Event described in clause (i) of the definition of ERISA Event with respect to any Plan of the Lessee or any ERISA Affiliate of the Lessee has occurred and (B) within ten days after any other ERISA Event with respect to any Plan of the Lessee or any ERISA Affiliate of the Lessee has occurred, the Lessee shall deliver to the Lessor a statement if the Lessee (signed on its behalf by a Responsible Officer of the Lessee) describing such ERISA Event and the action, if any, which the Lessee or such ERISA Affiliate proposes to take with respect thereto.

               (d) ERISA Information. Promptly after receipt thereof' by the Lessee or any of its ERISA Affiliates from the PBGC, the Lessee shall deliver to the Lessor copies of each notice received by the Lessee or such ERISA Affiliate of the PBGC's intention to terminate any Plan if the Lessee or such ERISA Affiliate or to have a trustee appointed to administer any such Plan.

               (e) ERISA Notice. Promptly after receipt thereof by the Lessee or any ERISA Affiliate of the Lessee from a Multiemployer Plan sponsor, the Lessee shall deliver to the Lessor copy of each notice received by the Lessee or such ERISA Affiliate concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least

               $10 million pursuant to Section 4202 of ERISA in respect of which the Lessee or such ERISA Affiliate is reasonably expected to be liable.

               (f) Litigation. The Lessee shall deliver to the Lessor, promptly after the Lessee becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events for which the Lessor will be entitled to indemnity hereunder.

          30. Payment of Transaction Expenses. The Lessor shall be responsible for the reasonable fees and expenses of its counsel and special Surface Transportation Board counsel incurred in connection with the negotiation and initial documentation of this transaction. The Lessee shall be responsible for the reasonable fees and expenses of its counsel.

          31. Owner for Income Tax Purposes. The Lessor agrees that the Lessee shall be deemed the owner of the Equipment for Federal, state and local income tax purposes and that, so long as no Event of Default shall have occurred and be continuing, the Lessor shall take no action inconsistent with such ownership for income tax purposes.

          32. Governing Law; Waiver of Jury Trial; Submission to Jurisdiction. This Lease shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois, including all matters of construction, validity and performance. The Lessee and the Lessor hereby waive any right to a trial by jury in any dispute arising under or in any way relating to the transactions contemplated by this Lease. Each of the Lessor and the Lessee (a) irrevocably submits itself to the non-exclusive jurisdiction of the Courts of the State of Illinois, Cook County and the United States District Court for the Northern District of Illinois for the purposes of any suit, action or other proceeding arising out of this Lease, or the subject matter hereof or the transaction contemplated hereby, (b) irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or United States Federal court and (c) agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding any claim that is not personally subject to the jurisdiction of the above-named Illinois State or United States Federal courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Lease or the subject matter hereof may not be enforced in or by such courts under any applicable law. The Lessee agrees that its submission to jurisdiction is made for the express benefit of the Lessor and its successors and permitted assigns. Lessee hereby agrees that service of process may be made upon Lessee by written notice. Nothing in this Section 32 shall affect the right of the Lessor or its successors or assigns to serve legal process in any other manner permitted by law or affect the right of the Lessor or its successors or permitted assigns to bring any action or proceeding against the Lessee or its property in the courts of other jurisdictions.

          33. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing any party's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee and the Lessor hereby waive any provision of law which renders any provision of this Lease prohibited or unenforceable in any respect. No term or provision of this Lease may be amended, altered, waived, discharged or terminated orally, but may be amended, altered, waived, discharged or terminated only by an instrument in writing signed by a duly authorized officer of the party against which the enforcement of the amendment, alteration, waiver, discharge or termination is sought. A waiver on any one occasion shall not be construed as a waiver on a future occasion. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the Lessor and the Lessee (subject to the restrictions of Section 13 above and Section 34 below). This Lease, each Lease Supplement and each related instrument, document, agreement and certificate, collectively constitute the complete and exclusive statement of the terms of the agreement between the Lessor and the Lessee with respect to the acquisition and leasing of the Equipment, and cancel and supersede any and all prior oral or written understandings with respect thereto. This Lease and each Lease Supplement may be executed in counterparts, each of which shall constitute an original document but all of which together shall constitute a single instrument.

          34. Registered Instrument. This Lease is a registered instrument. A manually signed copy of this Lease shall be evidence only of Lessor's and Lessee's rights and is not a bearer instrument. The Lessor agrees with the Lessee that the Lessee shall keep books of registry by which Lessee will register by book entry, and register by book entry any transfer of, Lessor's interest in this Lease and in the right to receive any payments under this Lease. Prior to the due presentment for registration of any transfer of Lessor's interest in this Lease, the Lessee and the Lessor shall deem and treat the Person in whose name this Lease is registered in the books of registry as the absolute owner of this Lease and the holder of this Lease for the purpose of receiving payment of all amounts payable with respect to this Lease. Lessor's interest in this Lease and in the rights to receive any payments under the Lease may be transferred only pursuant to and in compliance with the provisions of this Lease, which transfers shall be registered by book entry made by the Lessee in its books of registry. No transfer by Lessor (whether or not with Lessee's consent) of any interest in this Lease or in the right to receive any payments hereunder shall be permitted unless a book entry of such transfer is made upon such registry and such transfer is otherwise in accordance with the terms of this Lease.

          IN WITNESS WHEREOF, the parties hereto have caused this Equipment Leasing Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                   [SIGNATURES ARE ON ATTACHED PAGES]

                                               [Equipment Leasing Agreement]

     Attest:                            Lessee:

                                        KANSAS CITY POWER & LIGHT COMPANY


     By:  /s/Jeanie Sell Latz           By:  /s/Andrea F. Bielsker
          Name: Jeanie Sell Latz             Name: Andrea F. Bielsker
          Title:                             Title:
          Senior Vice President-             Treasurer
          Corporate Services, Corporate
          Secretary & Chief Legal Officer

     (Corporate Seal)


                                        Lessor:

                                        CCG TRUST CORPORATION

     Attest:



     By: /s/M. Hafiz Khan               By:  /s/John R. Walker
         Name: M. Hafiz Khan                 Name: John R. Walker
         Title:                              Title:
         Attorney at Law                     Managing Director

     (Corporate Seal)


     THIS IS COUNTERPART NO. __ OF ____ SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE PERFECTED THROUGH THE POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.


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